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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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FBL Financial Group, Inc.

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SEC 1913 (02-02)

5400 University Avenue
West Des Moines, IA 50266

NOTICE OF ANNUAL MEETING

Dear Shareholder:

The Annual Meeting of Shareholders of FBL Financial Group, Inc. will begin at 9:00 a.m. Central Daylight Time on Wednesday, May 14, 2008, at the auditorium of our corporate headquarters, 5400 University Avenue, West Des Moines, Iowa.

Only shareholders who owned stock at the close of business on March 14, 2008 can vote at this meeting or any adjournments that may take place. At the meeting we will ask you to:

1.  Elect a Board of Directors;

2.  Amend the 2006 Class A common stock compensation plan;

3.  Approve terms to be used in performance based compensation plans;

4.  Ratify the appointment of our Independent Registered Public Accounting Firm for 2008; and

5.  Attend to other business that may properly come before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE FOUR PROPOSALS OUTLINED IN THIS PROXY STATEMENT.

At the meeting we will also report on FBL’s 2007 business results and other matters of interest to shareholders.

Enclosed with the mailing of this Proxy Statement is the 2007 Annual Report to Shareholders, which includes the 2007 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The approximate date of mailing for this proxy statement, plus the proxy card and Annual Report, is March 31, 2008.

By Order of the Board of Directors

[Sig to come]

Richard J. Kypta,
Secretary

March 31, 2008

TABLE OF CONTENTS

Page

Questions and Answers	3
Corporate Governance	6
Proposal Number One — Election of Directors	8
Compensation of Non-employee Directors	12
Further Information Concerning the Board of Directors	14
Stock Ownership of Directors and Executive Officers	16
Section 16(a) Beneficial Ownership Reporting Compliance	17
Executive Officers	17
Executive Compensation	19
Compensation Discussion and Analysis	19
Compensation Committee Report	32
Summary Compensation Table	33
2007 All Other Compensation	34
2007 Grants of Plan-Based Awards	35
Outstanding Equity Awards at Year End 2007	36
Option Exercises and Stock Vested in 2007	37
Pension Benefits	37
2007 Non-Qualified Deferred Compensation	39
Potential Payments Upon Termination or Change of Control	40
Certain Relationships and Related Party Transactions	46
Proposal Number Two — Approval of Amendments of 2006 Class A Common Stock Compensation Plan to Delete the Automatic Equity Grants to Non-Employee Directors and to Increase Limits on Share Issuances Under the Plan	47
Proposal Number Three — Approval of Performance Terms Used in Incentive Payments, and Approval of Material Terms of the Management Performance Plan	49
Report of the Audit Committee	51
Proposal Number Four — Ratification of the Appointment of the Independent Registered Public Accounting Firm	52
APPENDIX A — 2006 Class A Common Stock Compensation Plan (marked to indicate proposed amendments)	A-1

QUESTIONS AND ANSWERS

1.	Q:	What may I vote on?
	A:	1) the election of eight Class A directors;

2) the amendment of our 2006 Class A Common Stock Compensation Plan to delete automatic grants to the directors, and to change a limitation on the number of shares which may be issued to a person in a single year;

3) approve the terms used in performance based compensation; and
4) the ratification of the appointment of our Independent Registered Public Accounting Firm for 2008.

2.	Q:	How does the Board recommend I vote on the proposals?
	A:	The Board recommends a vote FOR each of the nominees for Class A directors, and FOR each of the other proposals.

3.	Q:	Who is entitled to vote?
	A:	Shareholders as of the close of business on March 14, 2008 (the record date) are entitled to vote at the annual meeting.

4.	Q:	How do I vote?
	A:	Sign and date each proxy card you receive and return it in the pre-paid envelope. Or, depending on the form of proxy card or voting instruction card you receive, you may follow directions on the card to cast your vote by telephone or over the internet. If you return your signed proxy card but do not mark the box as showing how you wish to vote, your shares will be voted FOR the four proposals. Regardless of the method of voting you use, you have the right to revoke your proxy at any time before the meeting by: 1) notifying FBL’s corporate secretary, 2) voting in person, or 3) returning a later dated proxy card.

5.	Q:	Who will count the votes?
	A:	We have retained Broadridge Investor Communication Solutions, Inc. to distribute our proxy materials, receive the proxy cards and tabulate the results. Broadridge’s report will be verified by an employee of our legal department who will be appointed as the inspector of election.

6.	Q:	Is my vote confidential?
	A:	Proxy cards, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to Broadridge. An image of them is forwarded to us after the meeting. We do not receive any identifying information regarding how employees vote Class A shares held in their 401(k) accounts.

7.	Q:	What shares are included in the proxy cards?
	A:	The shares on your proxy cards represent all of your shares, including those in FBL’s Direct Stock Purchase and Dividend Reinvestment Plan. Shares held in custody by Wells Fargo for the 401(k) plan for employees are represented by a separate voting instruction card. If you do not vote by telephone or internet or return your proxy cards, your shares will not be voted. If employees do not vote by internet or return their voting instruction card, their shares in the 401(k) plan will be voted in proportion to the votes instructed by other employees.

8.	Q:	What does it mean if I get more than one proxy card?
	A:	If your shares are registered differently and are in more than one account, you will receive more than one card. Sign and return all proxy cards to insure that all your shares are voted. We encourage you to have all accounts registered in the same name and address (whenever possible). You can accomplish this by contacting our transfer agent, BNYMellon Shareholder Services at (866) 892-5627. Employees will receive a separate voter instruction card for shares in the 401(k) plan, in addition to a proxy card for any shares owned directly.

9.	Q:	How many shares can vote?
	A:	As of the record date, March 14, 2008, shares of Class A common stock, 1,192,990 shares of Class B common stock and 5,000,000 shares of Series B preferred stock were issued and outstanding. Every shareholder of common stock is entitled to one vote for each share held. Each share of Series B preferred stock is entitled to two votes. In summary, there were a total of eligible votes as of the record date. The Class A common shareholders and the Series B preferred shareholders vote together to elect the Class A directors; the Class B common shareholders elect the Class B directors, and all shareholders vote on other proposals.

10.	Q:	What is a “quorum”?
	A:	A “quorum” is a majority of the outstanding votes that may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. Directors must receive a plurality of votes cast to be elected. Other proposals at this meeting must receive more than 50% of the votes cast to be adopted. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is the same as an abstention.

11.	Q:	Who can attend the annual meeting?
	A:	Your directors and management look forward to personally greeting any shareholders who are able to attend. However, only persons who were shareholders on March 14, 2008 can vote.

12.	Q:	How will voting on any other business be conducted?
	A:	Although we do not know of any business to be conducted at the 2008 annual meeting other than the proposals described in this proxy statement, if any other business is presented at the annual meeting, your signed proxy card gives authority to Craig Lang, FBL’s Chairman, and Jim Noyce, FBL’s Chief Executive Officer, to vote on such matters at their discretion.

13.	Q:	Who are the largest principal shareholders?
	A:	Iowa Farm Bureau Federation is the principal shareholder as of March 14, 2008. It owned 14,694,157 shares of Class A common stock ( % of that class), 761,855 shares of Class B common stock (63.9% of that class), and 5,000,000 shares of Series B preferred stock (100% of that class). Those shares represent % of the total potential votes. Farm Bureau Mutual Insurance Company (Farm Bureau Mutual) held 727,262 shares of Class A common stock ( % of that class) and 213,590 shares of Class B common stock, being 17.9% of that class; in total, % of the total potential votes. Both Iowa Farm Bureau Federation and Farm Bureau Mutual share our corporate headquarters’ address, 5400 University Avenue, West Des Moines, Iowa 50266. In addition, Dimensional Fund Advisors Inc. (“Dimensional”) has informed us by filing Schedule 13G that it is the beneficial owner of 2,362,543 shares of Class A common stock as of December 31, 2007, 8.2% of that class. Its address is 1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401. Dimensional has indicated that it has sole dispositive power with respect to the shares as a result of acting as an investment advisor to four investment companies and acting as investment manager to certain other commingled group trusts and separate accounts. Dimensional disclaims beneficial ownership, noting that the various investment companies and managed accounts are the owners of the shares.

14.	Q:	How are the Class B directors elected?
	A:	Only Farm Bureau organizations affiliated with the American Farm Bureau Federation may own Class B common stock. Farm Bureau organizations or their affiliates in 15 Midwestern and Western states, and a Farm Bureau affiliated reinsurance company, own Class B shares. By agreement, only presidents of the 15 state Farm Bureau organizations, and one officer of a state Farm Bureau entity, are eligible for nomination as the five Class B directors. The Class B nominating committee is made up of all of the Class B directors, who meet annually with representatives of the other Class B shareholders to determine the nominees. Their determinations are made based on the voting power of the organizations they represent. All of the Class B owners have agreed they will vote to elect the named nominees as Class B directors. It is expected that the President and an officer of the Iowa Farm Bureau Federation will both be Class B directors, as long as that organization remains the largest shareholder.

15.	Q:	When are shareholder proposals for the next annual meeting due?
	A:	All shareholder proposals to be considered for inclusion in next year’s proxy statement must be submitted in writing to Richard J. Kypta, Secretary, FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, Iowa 50266 by December 2, 2008. Additionally, FBL’s advance notice bylaw provisions require that any shareholder proposal to be presented from the floor of the annual meeting must be submitted to the Corporate Secretary at the above address not less than 45 days before the first anniversary of mailing of this year’s proxy statement. That would be February 14, 2009. That notice needs to be accompanied by the name, residence and business address of the shareholder, a representation that the shareholder is a record holder of FBL shares or holds FBL shares through a broker and the number and class of shares held, and a representation that the shareholder intends to appear in person or by proxy at the 2009 annual meeting to present the proposal.

16.	Q:	Can a shareholder nominate someone as a director of the Company?
	A:	As a shareholder of record, you may recommend any person as a nominee for Class A director. Recommendations are made by writing to the Secretary of the Company not less than 45 days prior to the first anniversary of the mailing of this year’s proxy statement. Your notice needs to set forth your name and address, and the name, address, age and principal occupation or employment of the person to be nominated, a representation that you are a record holder of Class A common stock, and intend to appear in person or proxy at the meeting to nominate the person specified, the number and class of shares you own, and the number and class of shares, if any, owned by the nominee. You also need to describe any arrangements between you and the nominee and other information as required by the Securities Exchange Act, including the nominee’s written consent to being named in a proxy statement and to serve as a director if nominated. Nominations for Class B directors are governed by an agreement between all the holders of Class B common stock.

CORPORATE GOVERNANCE

Corporate Governance Principles

The Board of Directors adopted governance principles to provide guidelines for the Company and the Board to ensure effective corporate governance. The governance principles are summarized below, and the full text of the governance principles is posted on the Company’s website at www.fblfinancial.com. We will also provide a copy of the governance principles to shareholders upon request.

Objective of the Board of Directors

The business of FBL is managed under the direction of the Board. The Board is to represent the interests of the shareholders; as such it is to oversee the strategic direction and conduct of the Company’s business activities so as to enhance the long term value of the Company. One of the Board’s principal roles is to select and oversee a well qualified and responsible Chief Executive Officer and management team to run the Company on a daily basis.

In addition to serving the long-term interests of the shareholders, the Board has responsibility to the Company’s customers, policyholders, employees and the communities where it operates. These responsibilities are founded upon the successful perpetuation of the business and the promotion of the highest ethical standards.

Board and Board Committee Responsibilities Include:

•	Nominate Board candidates for election by the shareholders;

•	Oversee management, including the selection, monitoring, evaluation and compensation of the Chief Executive Officer and other senior executives;

•	Oversee compliance with laws, regulations and ethical behaviors;

•	Understand the major risks in the business and available risk management techniques and confirm that control procedures are adequate;

•	Promote integrity and candor in the audit of the Company’s financial statements and operations, and in all financial reporting and disclosure;

•	Review and approve management’s strategic and business plans;

•	Review and approve major transactions, financial plans, objectives and actions, including significant capital allocations and expenditures;

•	Monitor management’s performance of its plans and objectives and advise management on significant decisions; and

•	Assess its own effectiveness.

Board Organization

The Board consists of a majority of independent directors, even though the Company is a “controlled company” which is not required to have an independent majority. Eight Class A directors include the Chief Executive Officer and seven independent directors who are elected by the holders of the Class A common stock and the Series B preferred stock, voting as a single class. The Class B common stockholders elect five Class B directors. The Board should make its own determination from time to time of what leadership works best for the Company. However, as long as the Company has a single shareholder owning a significant voting block, it is expected that a representative of that shareholder will be Chairman of the Board, and that the Board will not choose to have the same individual serve as Chairman and Chief Executive Officer of the Company. So long as the Chairman of the Board is affiliated with the majority shareholder, the Board, by action of the independent directors, will appoint a Lead Director who will conduct any separate meetings of non-management and independent directors and have such other duties and responsibilities as are set by the Board from time to time. Under this arrangement, Craig Lang, President of the Iowa Farm Bureau Federation, is the Chairman. The independent directors have elected Jerry Chicoine as the Lead Director. He was also elected Vice Chairman of the Board and appointed to the Executive Committee, as well as remaining a member of the Audit Committee. The Lead Director, among other matters, facilitates communications among directors, works with the Chief Executive Officer to ensure appropriate information flow to the Board and chairs an executive session of the non-management directors, and of the independent directors, at each formal Board meeting.

The Board also maintains three standing committees comprised solely of independent directors — the Audit Committee, the Management Development and Compensation Committee, and the Class A Nominating and Corporate Governance Committee. The Class B Nominating Committee is made up of all the Class B directors. The Finance Committee and the Executive Committee consist of both Class A and Class B members. Assignments to, and chairs of, the committees are recommended by the Class A Nominating and Corporate Governance Committee and selected by the Board. All committees report on their activities to the Board. See, Further Information Concerning the Board of Directors for more information regarding membership on and workings of the various committees.

Board Operation

The Board normally has four regularly scheduled meetings each year and special meetings as needed. Committee meetings are normally held in conjunction with Board meetings, plus additional meetings as needed. The Chairman, the Board and the committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages communication, meaningful participation and timely resolution of issues. Directors receive the agenda and materials in advance of meetings and may ask for additional information from, or meet with, senior managers at any time. Strategic planning and succession planning sessions are held annually at regular Board meetings.

Board Advisors

The Board and its committees (consistent with their respective charters) may retain their own advisors and consultants as they determine necessary to carry out their responsibilities.

Board Evaluation

The Class A Nominating and Corporate Governance Committee coordinates an annual evaluation process by the directors of the Board’s performance and procedures, including evaluation of committee performance. The Board and each of the standing committees have conducted annual evaluations of their performance and procedures, including the adequacy of their charters, as established in the bylaws and charter documents.

Board Compensation

The Management Development and Compensation Committee, in accordance with the policies and principles set forth in its charter, will review and make recommendations to the full Board with respect to compensation of directors. As part of such review, the Management Development and Compensation Committee shall periodically review director compensation (including additional compensation for committee members) in comparison to companies that are similarly situated to ensure that such compensation is reasonable, competitive and customary.

Director Share Ownership Guidelines

As part of a director’s total compensation and to more closely align the interests of directors and the Company’s stockholders, the Board believes that a meaningful portion of a director’s compensation should be paid in the form of common stock of the Company. Directors receive stock options annually under the Company’s existing stock option plan and may choose to receive some or all director fees in shares or in share equivalent units under the Directors Compensation Plan. In 2004, the Board determined that directors are required to own FBL stock worth three times their annual retainer by the latter of year end 2009 or within five years of becoming a director.

Charitable Contributions

The Board shall also review charitable contributions by the Company to organizations with which any director is affiliated. In addition, the Board shall review all consulting contracts with, or other arrangements that provide other indirect forms of compensation to, any director or former director.

Corporate Conduct

We have adopted the FBL Corporate Compliance Manual, which applies to all employees, officers and directors of the company. An extract from the manual titled the Code of Conduct meets the requirements of a code of business conduct and ethics under the listing standards of the New York Stock Exchange (NYSE). We have also adopted a Code of Ethics for CEO and Senior Financial Officers. The Code of Ethics meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K. Both the Code of Conduct and the Code of Ethics are posted on our website at www.fblfinancial.com under the heading Corporate Governance — Governance Library. We will also provide copies of these documents, and the Corporate Compliance Manual, to shareholders upon request. Any amendments to the Code of Conduct or Code of Ethics are promptly incorporated into the website posting. We intend to disclose any waivers of the Codes for executive officers or directors on our website.

Communications with the Board of Directors

The Board has established a process for shareholders and other interested parties to communicate with members of the Board, including the Lead Director. If you have any concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you can mail materials c/o Secretary, FBL Financial Group, Inc., 5400 University Avenue, West Des Moines, IA 50266, or e-mail Contact.Board@FBLFinancial.com.

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

There are eight nominees for election as Class A directors, to be elected by the vote of the Class A common shareholders and holders of the Series B preferred stock, voting together as a single class. One nominee is the Chief Executive Officer of the Company, and seven nominees are independent of management. The Board of Directors, based on information received in questionnaires and in personal interviews, has determined that all nominees are qualified to serve, and the seven independent nominees — Messrs. Chicoine, Gill, Hanson, Larson, Mehrer and Walker, and Ms. Robak — possess the degree of independence from management and from the Company mandated by the Securities and Exchange Commission (SEC) and the NYSE.

In making its independence determinations, the board specifically reviewed information that director Paul E. Larson is also a director of Wellmark, Inc., a mutual insurance company which provides Blue Cross-Blue Shield health insurance policies sold by agents of the Company’s insurance affiliates in Iowa and South Dakota. The Company’s managed affiliate, Farm Bureau Mutual, received in excess of $17,000,000 of commission income for such sales in 2007, the bulk of which was in turn paid to the selling agents. Mr. Larson is not an officer or shareholder of Wellmark, Inc. The amounts involved are substantially below 3% of revenues of the affected companies. Mr. Larson is also a director of GuideOne Mutual Insurance Company and GuideOne Specialty Mutual Insurance Company. Based on these facts, the Board determined that these relationships are not material and do not affect the independence of Mr. Larson. The Board also reviewed Kim Robak’s position as a director of Fiserv, Inc. which has been a supplier of a modest amount of software to the company. She is also a director of First Ameritas Life Insurance Company of New York. The Board determined these relationships are not material and do not affect the independence of Ms. Robak. There were no other relationships involving the independent directors and the Company that required an assessment of independence by the Board. Biographical information on each nominee, including the five Class B director nominees, is in the following pages. All directors are elected annually, and serve a one year term until the next annual meeting. If any director is unable to stand for election, the Board will designate a substitute. In that case, proxies voting for the original director candidate will be cast for the substituted candidate.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES FOR CLASS A DIRECTORS.

Nominees for Class A Director

Jerry L. Chicoine is the Lead Director of the independent directors, Vice Chairman of the Board, and serves on the Executive Committee and the Audit Committee. He has been named by the Board of Directors as one of our “Audit Committee financial experts.” Mr. Chicoine retired effective January 1, 2001 as Chairman and Chief Executive Officer of Pioneer Hi-Bred International, Inc. He had served in those capacities since 1999, and was Pioneer’s Executive Vice President and Chief Operating Officer since 1997. From 1988 to 1997 he had served as Senior Vice President and Chief Financial Officer. He was named a director of Pioneer Hi-Bred in March 1998. He was named Outstanding CPA in Business and Industry by the Iowa Society of CPA’s in 1998. He was a partner in the accounting firm of McGladrey & Pullen from 1969 to 1986, and also holds a law degree. He is a member of the board of directors of several non-public companies, including Ruan Holdings and The Weitz Company.
Member: Audit and Executive Committees
Class A Director since 1996 Age: 65

Tim H. Gill has been President and Chief Executive Officer of Montana Livestock Ag Credit, Inc. since 1986. The company specializes in agricultural finance throughout the state of Montana, underwrites long term real estate loans and has its own investment offerings. Mr. Gill is on the finance committee of Montana Stockgrowers; a trustee and finance chairman of the Montana Stockgrowers Research and Education Foundation; a member of the tax and credit committee of the National Cattlemen’s Beef Association; a director and past chairman of the Montana Council on Economic Education, and a director of the Carroll College Athletic Association and a member of the Animal Bio-Science Committee for Montana State University College of Agriculture. He is chair of the Class A Nominating and Corporate Governance Committee.
Member: Class A Nominating and Corporate Governance, and Management Development and Compensation Committees
Class A Director since 2004 Age: 55

Robert H. Hanson was an investment banker with Merrill Lynch, Pierce Fenner & Smith in New York from 1965 to 1989, since 1972 as a Vice President, specializing in providing corporate finance services to the regulated utilities and telecommunications industries. In 1990 he relocated to Cody, Wyoming, where he was employed by Dean Witter Reynolds, Inc. as an Account Executive, and later by D.A. Davidson & Co., as Vice President and Office Manager of that firm’s Cody office. In 1993 he joined GST Telecommunications, Inc., initially as Senior Vice President — Corporate Development, and subsequently as Chief Financial Officer, retiring from those positions in 1999. Mr. Hanson is a past member of the Wyoming Telecommunications Council and current President of the Boys & Girls Club of Park County, Wyoming. In addition, he is a director and trustee of two national conservation organizations, for which he has the responsibility for financial and investment management. Mr. Hanson is a graduate of Yale University. He is chair of the Finance Committee, and has been named by the Board of Directors as one of our “Audit Committee financial experts.”
Member: Finance and Audit Committees
Class A Director since 2004 Age: 66

Paul E. Larson is the chair of the Audit Committee. He has been named by the Board of Directors as one of our “Audit Committee financial experts.” He retired in 1999 as President of Equitable Life of Iowa and its subsidiary, USG Annuity and Life, after 22 years with the companies. Mr. Larson holds both a law degree and a certified public accountant designation. He was named Outstanding CPA in Business and Industry by the Iowa Society of CPA’s in 1999, and inducted into the American Institute of CPA’s Business and Industry Hall of Fame in 2000. He is a member of the board of directors of non-public companies Wellmark, Inc., GuideOne Mutual Insurance Company and GuideOne Specialty Mutual Insurance Company. He was also a board member of EquiTrust Mutual Funds (which is managed by one of our subsidiaries), where he was chair of the Audit Committee and the committee’s financial expert. He resigned from the EquiTrust Mutual Funds board upon election to our Board in 2004.
Member: Audit and Management Development and Compensation Committees
Class A Director since 2004 Age: 55

Edward W. Mehrer is currently a member of the board of directors, and the audit and compensation committees of NovaStar Financial. He served as Interim Chief Executive Officer of CyDex, Inc., a drug delivery company, from late 2002 to mid 2003, and as its Chief Financial Officer from November 1996 to December 2003. Prior to joining CyDex in 1996, Mr. Mehrer was Executive Vice President and Chief Financial and Administrative Officer of Marion Merrell Dow and a Director and member of its executive committee. From 1976 to 1986, Mr. Mehrer served as partner-in-charge of audit and accounting for KPMG Peat Marwick in Kansas City, Missouri.
Member: Finance and Class A Nominating and Corporate Governance Committees
Class A Director since 2004 Age: 69

James W. Noyce, CPA, FCAS, ASA, FLMI, MAAA, became Chief Executive Officer of FBL and its major subsidiaries effective January 1, 2007, and of Farm Bureau Mutual and its subsidiaries, in February 2007. He was elected to the Board in February 2007. He had been Chief Financial Officer since January 1996, and Chief Administrative Officer since July 2002. Additionally, from January 2000 to July 2002 he was Executive Vice President and General Manager of the property-casualty companies managed by FBL. He is chair of the CEO/CFO Certification Committee. Mr. Noyce has been employed by the Company and its affiliates since 1985. He was elected to the board of EquiTrust Mutual Finds In November 2007, and also serves on an advisory committee to FB BanCorp. He was named Outstanding CPA in Business and Industry by the Iowa Society of CPA’s and inducted into the American Institute of CPA’s Business and Industry Hall of Fame, both in 2007. He is also a director of Berthel Fisher & Company and two of its subsidiaries. Mr. Noyce is vice chair of the Grandview College Board of Trustees and a director of Special Olympics Iowa, United Way of Central Iowa, the Greater Des Moines Partnership and the Mid-Iowa Council of Boy Scouts of America.
Member: Executive and Investment Committees
Class A Director since February 2007 Age: 52

Kim M. Robak is a partner in the Lincoln, Nebraska law firm Ruth Mueller Robak LLC. Previously, Ms. Robak was Vice President for External Affairs and Corporation Secretary at the University of Nebraska from 1999 to 2004. Ms. Robak served the State of Nebraska as Lieutenant Governor from 1993 to 1999, as Chief of Staff from 1992 to 1993, and as Legal Counsel from 1991 to 1992. She is a member of the board of directors of Fiserv, Inc. and non-public companies Union Bank & Trust Company and First Ameritas Life Insurance Corporation of New York. Ms. Robak is also a trustee of Doane College, Crete, NE, and a member of the board of directors of the Nebraska Foundation for the Humanities, Lincoln Community Foundation, the Lincoln Partnership for Economic Development and the Strategic Air and Space Museum in Ashland, NE.
Member: Class A Nominating and Corporate Governance, and Management Development and Compensation Committees
Class A Director since July 2006 Age: 52

John E. Walker is the chair of the Management Development and Compensation Committee. He retired January 1, 1996 from Business Men’s Assurance (BMA), Kansas City, Missouri, where he had been the Managing Director of Reinsurance Operations since 1979. He had been a member of the board of directors of BMA for 11 years before his retirement, and a member of its executive committee.
Member: Class A Nominating and Corporate Governance, and Management Development and Compensation Committees
Class A Director since 1996 Age: 69

Nominees for Class B Director

Craig A. Lang is the Chairman of the Board, and chair of the Executive Committee. He has been a director of the Iowa Farm Bureau Federation since 1992 and was its Vice President for six years beginning in 1995. He has been a director of Farm Bureau Mutual and Farm Bureau Life Insurance Company (Farm Bureau Life) since 1993. In December 2001 he was elected President of the Iowa Farm Bureau Federation and director and President of its subsidiary, Farm Bureau Management Corporation. He was also then named President of Farm Bureau Life and Farm Bureau Mutual (until 2003), a director and president of EquiTrust Life, a director of Western Agricultural Insurance Company (Western Ag), and a director and chair of EquiTrust Mutual Funds. In 2003 Mr. Lang was elected to the Board of Directors of the American Farm Bureau Federation. He is also a director of FB BanCorp. He served as the Iowa governor’s appointed chairman of the Grow Iowa Values Fund, within the Iowa Department of Economic Development, in 2003 and 2006. Mr. Lang was named a member of the Iowa Board of Regents in April 2007. Mr. Lang is the lead director of Iowa Telecom, and chairman of its Compensation Committee. Mr. Lang has farmed since 1973 in partnership with his father and brother on 1,200 acres near Brooklyn, Iowa where they have a 500 head dairy operation.
Member: Executive and Class B Nominating Committees
Class B Director since 2001 Age: 56

Steve L. Baccus became a Class B Director in May 2002 after being named President of the Kansas Farm Bureau Federation. He is also Chairman of the Board of Directors of Farm Bureau Mutual, and a director of Farm Bureau Life, EquiTrust Life, Western Ag and FB BanCorp. He is also a member of the Board of Trustees of Kansas Wesleyan University in Salina, Kansas. In 2004 Mr. Baccus was elected to the Board of Directors of the American Farm Bureau Federation. His family farm in Ottawa County, Kansas produces wheat, milo, soybeans, sunflower and irrigated corn. Mr. Baccus earned bachelors and masters degrees in psychology from Washburn University and Chapman College, respectively.
Member: Executive and Class B Nominating Committees
Class B Director since 2002 Age: 58

Craig D. Hill was elected a Class B Director in February 2007 and previously served as a Class B Director from 2002 to 2004. He is Vice President of the Iowa Farm Bureau Federation and has served on its board of directors since 1989. He has served on the board of Farm Bureau Life from 1989 to 2007, and on the board of Farm Bureau Mutual since 1989. Mr. Hill farms 1,000 acres of row crops and has a 200 sow farrow-to-finish hog operation near Milo, Iowa.
Member: Executive, Finance and Class B Nominating Committees
Class B Director 2002 to 2004, and since 2007 Age: 52

Keith R. Olsen was elected as a Class B Director in May 2007. He previously served as a Class B Director from 2002 to 2004. Mr. Olsen was elected President of the Nebraska Farm Bureau Federation in 2002, and has been a member of its Board of Directors since 1992. He was elected to the Board of Directors of the American Farm Bureau Federation in 2004. He is also a director of Farm Bureau Life, Farm Bureau Mutual and Western Ag. In February 2003 he became a director of Blue Cross-Blue Shield of Nebraska. Mr. Olsen received a Bachelor of Science Degree in Agricultural Economics in 1967, and since then has been raising dryland wheat and corn on 3,000 acres in southwest Nebraska. He is also a producer and marketer of certified seed wheat, and was a self employed tax practitioner for a number of years.
Member: Finance and Class B Nominating Committees
Class B Director 2002 to 2004, and since 2007 Age: 63

Kevin G. Rogers was elected as a Class B Director in February 2008. He is the President of the Arizona Farm Bureau Federation. He also serves on the board of the American Farm Bureau Federation and the National Cotton Council, and is on the USDA’s Air Quality Task Force. Mr. Rogers is also a director of Farm Bureau Life and Farm Bureau Mutual, and President and a director of Western Ag. His family farms 7,000 acres in the Phoenix metropolitan area and produces cotton, alfalfa, wheat, barley and corn.
Member: Class B Nominating Committee
Class B Director since 2008 Age: 47

COMPENSATION OF NON-EMPLOYEE DIRECTORS

The Management Development and Compensation Committee engaged its consultant, Mercer, to review the appropriateness of existing director compensation arrangements. Based on a survey of peer group companies and information derived from the National Association of Corporate Directors, Mercer presented its report and recommendations in November 2007. Mercer’s report noted that directors’ compensation relative to the peer group was below the 25th percentile, both for cash compensation and for equity compensation. The committee adopted a portion of the report and recommended, and the board of directors approved, changes in the board’s compensation structure. The changes went into effect January 1, 2008. The following table illustrates cash compensation payable to the directors before and after this change.

	2007 ($)		2008 ($)

Class A Director retainer	24,000		30,000
Class B Director retainer	10,000		12,500
Board meeting fees	1,250		1,500
Board telephonic meetings	500		1,000
Committee meeting fees
Audit	1,000		1,000
Management Development and Compensation	1,000 (500 telephonic	)	1,000
Class A Nominating and Corporate Governance	1,000 (500 telephonic	)	1,000
Finance	1,000 (500 telephonic	)	1,000
Class B Nominating	500		500
Committee Chairs	Twice per meeting fee		—
Lead Director retainer	—		10,000
Audit chair retainer	—		10,000
Management Development and Compensation chair retainer	—		10,000
Class A Nominating and Corporate Governance chair retainer	—		5,000
Finance chair retainer	—		5,000
Class B Nominating	—		Plus 50%

Directors may elect to receive their fees in cash, in shares, or in deferred stock equivalent units pursuant to the Director Compensation Plan. All directors are reimbursed for travel expenses incurred in attending Board or committee meetings, and are reimbursed for travel expenses of their spouse for one Board meeting per year. The non-employee directors each annually receive nonqualified stock options to purchase 4,000 shares at the date of grant fair market value. See Proposal Number Two at page 47 which if adopted would remove the automatic grant of stock options. If adopted, the intention of the board is to replace the stock option grants with annual grants of restricted stock initially valued at $45,000 each. The directors are also subject to stock ownership guidelines they adopted in late 2004. Under the guidelines, the directors are to own company stock worth three times their Class A or Class B annual retainer by the later of year end 2009 or within five years of the date they joined the board.

2007 Director Compensation Table

					Change in Pension
					Value and Non-
				Non-stock	Qualified Deferred
	Fees Earned/	Stock	Option	Incentive Plan	Compensation	All Other
Name(1)	Paid in Cash(4) $	Awards $	Awards(5) $	Compensation $	Earnings(4) $	Compensation $	Total $

Steve Baccus	20,750	—	33,772	—	—	158	54,680
Jerry Chicoine	44,250	—	33,772	—	—	—	78,022
Jerry Downin(2)(3)	—	—	135,141	—	—	—	135,141
Tim Gill	47,250	—	33,772	—	—	—	81,022
Robert Hanson	48,750	—	33,772	—	—	—	82,522
Craig Hill	21,750	—	—	—	—	—	21,750
G. Steven Kouplen(3)	19,000	—	33,772	—	—	500	53,272
Craig Lang(2)	—	—	71,713	—	—	—	71,713
Paul Larson	54,250	—	33,772	—	—	—	88,022
Edward Mehrer	39,250	—	33,772	—	—	—	73,022
Keith Olsen	15,000	—	—	—	—	264	15,264
Frank Priestley(3)	11,750	—	33,772	—	—	675	46,197
Kim Robak	42,250	—	33,772	—	—	—	76,022
John Walker	50,250	—	33,772	—	—	—	84,022

(1)	Excludes employee director Noyce, who received compensation including equity awards from the company (see Executive Compensation) and was not separately compensated for his service as a director.

(2)	Mr. Downin (until March 2007) and Mr. Lang are executive officers of the company and employees of Farm Bureau Management Company, a subsidiary of Iowa Farm Bureau Federation, the company’s largest stockholder. They received option awards as noted as officers, not as directors. They are not otherwise compensated by the company for their services as directors. Mr. Downin resigned as a director February 21, 2007.

(3)	Directors Downin, Kouplen and Priestley completed board service during 2007.

(4)	Various directors have elected to defer various amounts of earned fees to the Directors Compensation Plan, a nonqualified deferred compensation vehicle which accumulates share equivalents based on the market price on the date of fee payments. The Directors Compensation Plan also accumulates dividend equivalent shares on account balances at the same rate as dividend payments on outstanding shares.

(5)	Stock options outstanding in the hands of the non-employee directors at year end 2007 were as follows: Baccus, 16,000; Chicoine, 23,000; Gill, 12,000; Hanson, 12,000; Hill, 15,000; Larson, 12,000; Mehrer, 12,000; Olsen, 14,000; Robak, 4,000; and Walker, 23,000. In addition, Mr. Lang held 44,250 options received in his officer capacity.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors met six times during 2007, including one telephone conference meeting. All of the current directors attended at least 75% of the Board meetings and committee meetings of which they were members. The Company has adopted a formal policy that attendance of directors at the annual shareholder meeting is expected; all directors then in office did attend the last annual meeting in May 2007.

The committees of the Board of Directors and the number of meetings held by each committee in 2007 were:

Number of Meetings
Committee Name	Held During 2007

Executive Committee	5
Audit Committee	8
Finance Committee	5
Management Development and Compensation Committee	10
Class A Directors Nominating and Corporate Governance Committee	4
Class B Directors Nominating Committee	1

The Executive Committee is composed of Lang (Chairman), Baccus, Chicoine, Hill and Noyce. The Executive Committee may exercise all powers of the Board of Directors during intervals between meetings of the Board, except for matters reserved to the Board by the Iowa Business Corporation Act, and except for removal or replacement of the Chairman or Chief Executive Officer.

The Audit Committee consists of Class A directors Chicoine, Hanson and Larson, with Mr. Larson serving as chair. The Audit Committee must include only Class A directors who are independent of management and free from any relationships that would interfere with the exercise of independent judgment. The Board of Directors has determined that all members of the Audit Committee meet such standards, and further that all members are “financially literate” and have “accounting or related financial management expertise,” as required by the NYSE Listed Company Manual. Further, the Board of Directors has determined that all members are “audit committee financial experts,” as that term is defined in SEC regulations.

The Audit Committee hires FBL’s Independent Registered Public Accounting Firm and reviews the professional services to be provided by the firm and its independence from our management. The Audit Committee also reviews the scope of the audit by the Independent Registered Public Accounting Firm and its fees, our annual and quarterly financial statements and related filings with the Securities and Exchange Commission, the system of internal accounting controls and other matters involving the accounting, auditing and financial reporting practices and procedures of the Company as it may find appropriate or as may be brought to its attention, and meets quarterly with members of the internal audit staff. The Audit Committee is required to review with the Independent Registered Public Accounting Firm and management any material transaction or series of similar transactions to which FBL was, within the past year, or is currently expected to be, a party, and with respect to which a director, executive officer, or holder of more than five percent of any class of voting stock of the Company is a party. Additionally, if the Audit Committee determines that any transaction or proposed transaction between FBL and Farm Bureau Mutual may be unfair to FBL, the Board is required to submit the matter to a coordinating committee for resolution. A copy of the revised Audit Committee Charter is available on our website, www.fblfinancial.com, or upon written request.

The Finance Committee is designated by the Chairman of the Board and composed of directors Hanson, Hill, Mehrer and Olsen, with Mr. Hanson as chair. The Finance Committee reviews capital adequacy and all budgets proposed by management and makes recommendations regarding them to the Board of Directors, and oversees the company’s enterprise risk management process.

The Management Development and Compensation Committee is composed of Class A directors Gill, Larson, Robak and Walker, with Mr. Walker serving as chair. The Committee’s basic responsibilities are to assure that the executive officers of the Company and its wholly-owned affiliates are compensated effectively in a manner consistent with the shareholders’ interests and consistent with the compensation strategy of the

Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies, to oversee hiring, promotion and development of executive talent within the Company, including management succession planning and review, and to administer any benefit plans involving the Company’s equity securities. The committee has full responsibility for determining the compensation of the Chief Executive Officer, in conjunction with the Board’s review of the Chief Executive Officer’s performance. The committee has adopted a Management Development and Compensation Committee Charter which can be found on our website, www.fblfinancial.com, or can be received upon written request.

The responsibilities of the Class A Directors Nominating and Corporate Governance Committee include to assist the Board in (i) identifying qualified individuals to become Class A Board members, consistent with criteria approved by the Board, (ii) determining the composition of the Board of Directors and its committees, (iii) monitoring a process to assess board effectiveness and (iv) developing and implementing the Company’s corporate governance guidelines. Current members are Gill, Mehrer, Robak and Walker, with Mr. Gill as chair. The committee’s charter and the corporate governance guidelines are available at our website, www.fblfinancial.com, or by written request. The committee identifies potential Board candidates from its own network of business and industry contacts, and from recommendations from other directors, Class B shareholders and management. The committee will consider nominations made by Class A shareholders, as explained in question 16 at the beginning of this Proxy Statement. The committee will review candidates’ qualifications to determine if they possess several of the following characteristics: business and financial acumen, knowledge of the insurance and financial services industries, knowledge of agriculture and agricultural businesses, and prior experience as a director. The committee also reviews the candidate’s independence from the Company and its management, based on responses to written questions, background checks and personal interviews. The Class A Directors Nominating and Corporate Governance Committee also takes the lead in preparing and conducting annual assessments of Board and Board Committee performance, and makes recommendations to the Board for improvements in the Board’s operations. It also periodically reviews matters involving the Company’s corporate governance, including director education, the size of the Board and the corporate governance guidelines, and recommends appropriate changes to the Board.

The Class B Directors Nominating Committee reviews nominations for election to the Board as Class B directors pursuant to the Class B Shareholders Agreement, and nominates candidates to fill vacancies among the Class B directors. The Committee members are the five Class B directors, who meet with the presidents of the other eleven state Farm Bureau organizations which are Class B shareholders, to determine nominees for election.

In addition to the Board committees, we have established several operational committees the activities of which are reported to the Board. These include an Investment Committee which consists of Mr. Noyce and five additional executive officers, and an Advisory Committee composed of certain executives of Farm Bureau affiliated property-casualty insurance companies in the Farm Bureau Life market territory. The Board may establish other committees in its discretion.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows how many shares of Class A common stock were beneficially owned by each director, director nominee and each executive officer named in the Summary Compensation Table, as of February 29, 2008. The percentage of FBL Class A common shares beneficially owned by any director or any officer does not exceed 1%, and by all directors and officers as a group, does not exceed 3%.

	Shares
	Beneficially
Name	Owned

Steve L. Baccus	20,118	(a)
James P. Brannen	49,281	(c)(d)(e)
Jerry L. Chicoine	47,356	(a)(b)
Tim H. Gill	18,359	(a)(b)
Robert H. Hanson	22,910	(a)(b)
Craig D. Hill	19,000	(a)
Craig A. Lang	34,972	(c)(d)
Paul E. Larson	18,868	(a)(b)
Edward W. Mehrer	18,000	(a)
James W. Noyce	151,488	(c)(d)
Keith R. Olsen	18,800	(a)
John M. Paule	79,301	(c)(d)
Kim M. Robak	8,974	(a)(b)
Kevin G. Rogers	12,200	(a)
Bruce A. Trost	26,344	(c)(d)(e)
John E. Walker	45,338	(a)(b)
All directors, nominees and executive officers as a group (21 persons)	721,341

(a)	Includes shares subject to options exercisable within 60 days for the following non-management directors or director nominees: Baccus, 20,000; Chicoine, 27,000; Gill, 16,000; Hanson, 16,000; Hill, 19,000; Larson, 16,000; Mehrer, 16,000; Olsen, 18,000; Robak, 8,000; Rogers, 12,000; and Walker, 27,000.

(b)	Includes deferred units in Director Compensation Plan equivalent to the following shares: Chicoine, 15,356; Gill, 2,359; Hanson, 4,910; Larson, 2,868; Robak, 974; and Walker, 12,638.

(c)	Includes share units held in Company 401(k) Savings Plan equivalent to the following shares: Brannen, 5,595; Noyce, 6,479; Paule, 6,730; and Trost, 1,912.

(d)	Includes shares subject to options exercisable within 60 days for the following executive officers: Brannen, 36,176; Lang, 33,535; Noyce, 97,514; Paule, 58,147; and Trost, 17,418.

(e)	Includes share equivalent units held in the Executive Salary and Bonus Deferred Compensation Plan for the following officers: Brannen, 2,441; and Trost, 5,727.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires the officers and directors of a public company, and persons who own more than ten percent of a registered class of a public company’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us, or upon written representations received from certain reporting persons, we believe that during 2007 our officers, directors and ten-percent shareholders complied with all section 16(a) filing requirements applicable to them.

EXECUTIVE OFFICERS

Most of our executive and other officers devote all of their time to the affairs of the Company. Services performed for affiliates are charged to the affiliates on the basis of a time allocation and the affiliates are required to reimburse the Company for the cost of services. As explained in the section “Certain Relationships and Related Party Transactions — Management and Marketing Agreements,” we receive management fees for managing certain affiliates. One officer, Mr. Lang, is employed by Farm Bureau Management Corporation, a wholly owned subsidiary of the Iowa Farm Bureau Federation, and with the exception of option grants, he is compensated by Farm Bureau Management Corporation which is subsequently reimbursed by us for an allocated portion of his compensation.

The current executive officers of the Company are as follows:

Name	Age	Position

Craig A. Lang	56	Chairman of the Board and Director
James W. Noyce	52	Chief Executive Officer and Director
James P. Brannen	45	Chief Financial Officer, Chief Administrative Officer and Treasurer
Richard J. Kypta	55	Executive Vice President — Farm Bureau Life; General Counsel and Secretary
John M. Paule	51	Executive Vice President — EquiTrust Life
Bruce A. Trost	52	Executive Vice President — Property-Casualty Companies
Douglas W. Gumm	53	Vice President, Information Technology
Lou Ann Sandburg	59	Vice President, Investments
David T. Sebastian	55	Vice President, Sales and Marketing
Donald J. Seibel	44	Vice President, Finance

The following describes the business experience, principal occupation and employment during the last five years of the executive officers:

Biographical information for Messrs. Lang and Noyce is found above under “Election of Directors.”

James P. Brannen, CPA, became Chief Financial Officer and Chief Administrative Officer of FBL and its major operating subsidiaries January 1, 2007, and was additionally named Treasurer of all companies in February 2007. He had been Vice President, Finance of FBL and of its major operating subsidiaries since January 2002, after serving as Vice President, Controller beginning in January 2000. He chairs the Asset/Liability Committees of the Life Insurance Companies, and the Corporate Compliance Committee. He is president of the board and chairman of the executive committee of non-profit enterprise Children & Families of Iowa. Mr. Brannen has been employed by FBL and its affiliates since 1991.

Richard J. Kypta is Executive Vice President — Farm Bureau Life, General Counsel & Secretary of FBL. He joined the company in August 2007 as Senior Vice President, General Counsel and Secretary, and assumed his current position March 1, 2008. He spent 13 years with Aviva USA Corporation where he held a number of senior management positions including as General Counsel and as Senior Vice President with responsibility for that company’s payout annuity business. He most recently served as Senior Vice President and Chief Operating Officer. Prior to that, Kypta held a number of legal, finance, and operations positions within Aegon Insurance Group, including as General Counsel and Senior Vice President — Administration of the Advanced Products Division. He started his career with the public accounting firm of PricewaterhouseCoopers. Kypta holds a B.S. degree from Georgetown University, a M.S. degree from John Hopkins University and J.D. degree from the University of Maryland’s School of law. He is a certified public accountant, a member of the Maryland Bar Association, and a Fellow of the Life Management Institute.

John M. Paule is Executive Vice President of EquiTrust Life Insurance Company, a position he has held since 2003. Mr. Paule joined FBL in 1997 as Vice President — Information Technology and was promoted to Vice President — Corporate Administration in 1998, before being named Chief Marketing Officer in 2000, a title he held until January 2007. Mr. Paule is Chairman of the Agent Compensation and the EquiTrust Oversight Committees. Mr. Paule had been employed by IBM Corporation from 1978 until he joined FBL in 1997. During his last five years with IBM he was its manager of the North American general business insurance segment and its senior state executive in Iowa. Mr. Paule is on the Board of Directors of privately held MSI System Integrators, Inc. and the West Des Moines Development Corporation. He is past president of the Board of Directors of the West Des Moines Community School District, the West Des Moines Chamber of Commerce and the West Des Moines Rotary Club. He also served on the board of directors for Des Moines General Hospital Foundation, Junior Achievement and Greater Des Moines Leadership Institute.

Bruce A. Trost became Executive Vice President of the Company’s managed property-casualty operations in November 2004. Mr. Trost has been employed by companies associated with Farm Bureau interests throughout his career. He was Executive Vice President and CEO of Nodak Mutual Insurance Company, Fargo, ND, beginning in 2003 through 2004, and Vice President — Property Casualty Operations of the COUNTRY Companies, Bloomington, IL, from 1999 to 2003. He began working for COUNTRY in 1976, and from 1994 to 1999 he was Senior Vice President of United Farm Family Mutual Insurance Company, Indianapolis, IN.

Douglas W. Gumm has been Vice President, Information Technology since January 2000. He had served as Information Systems Vice President since joining FBL on January 1, 1999. Mr. Gumm had been employed by Principal Financial Group in its Information Services division since 1975, his last five years serving as Director of Information Systems — Technical Services.

Lou Ann Sandburg, CFA, FLMI, has been Vice President, Investments since January 1998. She joined the Company in 1980 as the portfolio manager of the EquiTrust Money Market Fund, and later assumed the management of the tax-exempt bonds and mortgage-backed securities portfolios. Ms. Sandburg was named Securities Vice President in 1993 and Investment Vice President, Securities, in 1994. She chairs the Investment Committee. She is a member of the board of directors of Berthel Fisher & Company. She is past president and a board member of the Iowa Society of Financial Analysts.

David T. Sebastian was named Vice President, Sales and Marketing January 1, 2007, after acting as Vice President, Sales since November 1, 2004. He has over 20 years of executive management consulting experience as an independent consultant, including several years of acting as a consultant to FBL. His projects included business strategy development, business planning and design, marketing and sales planning, and other executive level projects for a diverse group of clients, both private and public. He was Vice President, Planning, Development and Administration for NCS Pearson, a subsidiary of Pearson, PLC, from 2002 until 2004.

Donald J. Seibel, CPA, has been Vice President, Finance of FBL and its major operating subsidiaries since January 2007, after serving as Vice President, Accounting beginning in January 2002. He is the chair of the Capital Adequacy and Expense Committees for the companies. He is also a member of the Asset/Liability, Benefits Administration and Acquisition Committees. He is a director of non-profit enterprise West Des Moines Public Library Friends Foundation, and past president of the Sertoma Club of Des Moines. Mr. Seibel has been employed by FBL and its affiliates since 1996.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Profitability

We sell individual life insurance and annuity products through an exclusive distribution channel and individual annuity products through independent agents and brokers. Our exclusive agency force consists of 1,967 Farm Bureau agents and managers operating in the Midwestern and Western sections of the United States. Our fast growing independent channel, which we began in 2003, consists of 19,781 independent agents and brokers operating throughout the United States. In addition to writing direct insurance business, we assume business through various coinsurance agreements. Several subsidiaries support various functional areas of our life insurance companies and other affiliates, by providing investment advisory, marketing and distribution, and leasing services. In addition, we manage two Farm Bureau affiliated property-casualty companies for a fee but do not include their financial results in our consolidated financial results.

Our profitability is primarily a factor of the following:

•	The volume of our life insurance and annuity business in force, which is driven by the level of our sales, and the persistency of the business written.

•	The amount of spread (excess of net investment income earned over interest credited/option costs) we earn on contract holders’ general account balances.

•	The amount of fees we earn on contract holders’ separate account balances.

•	Our ability to price our life insurance products to earn acceptable margins over the cost of providing benefits and the expenses of acquiring and administering the products. Competitive conditions, mortality experience, persistency, investment results and our ability to maintain expenses in accordance with pricing assumptions drive our margins on the life products. On many products, we have the ability to mitigate adverse experience through adjustments to credited interest rates, policyholder dividends or cost of insurance charges.

•	Our ability to manage our investment portfolio to maximize investment returns while providing adequate liquidity for obligations to policyholders and minimizing the risk of defaults or impairments of invested assets.

•	Our ability to manage the level of our operating expenses.

•	Changes in fair value of derivatives and embedded derivatives relating to our index annuity business.

This report details our compensation program for our named executive officers. It describes incentive plans which are measured by various profitability factors. The officers and our employees are rewarded for delivering the profitable performance that our shareholders seek.

Reimbursement of compensation expenses by managed affiliates

We manage two affiliated property-casualty companies whose operating and underwriting results and owners’ equity are separate from ours. We receive a management fee for our work in managing Farm Bureau Mutual Insurance Company and Western Agricultural Insurance Company, and three smaller companies affiliated with them; we are reimbursed for all compensation and other expenses required to provide the services to those companies. The compensation expenses of our executives and employees are allocated between us and our subsidiaries on the one hand, and the property-casualty companies on the other hand, based on time and responsibilities estimates and studies. For the named executive officers, the property-casualty companies are reimbursing us for the following percentage of their 2007 total compensation expense: Mr. Noyce, 40%; Mr. Brannen, 27%; Mr. Trost, 100%; Ms. Rumelhart, 0%, Mr. Paule, 7%, and Mr. Morain, 34.3%.

Enterprise wide, the managed property-casualty companies reimbursed us for approximately 63.5% of our 2007 total compensation expenses, 55.3% of our 2007 annual cash incentives, and 36.1% of our 2007 long term incentives. As a result, the property-casualty companies are paying their proportionate share of our total salaries, cash incentives and long term incentives, as well as all other forms of compensation and benefits. These allocations and reimbursements should be considered in any analysis of FBL’s compensation costs, executive compensation costs, and costs and uses of equity incentives.

We value good relationships with the state and local Farm Bureau entities which sponsor and allow us and our property-casualty affiliates to do business in their geographic areas. We believe that attention to the property-casualty business allows us to do a more effective job of cross selling life insurance products to property-casualty customers, and our cross sales are consistently above industry averages. We further emphasize this relationship by including various property-casualty goals in our annual company wide incentive plan and in our annual management incentive plan.

Executive Compensation Philosophy and Goals

We expect that the FBL Financial Group, Inc. compensation program will help us to attract and retain highly qualified and motivated employees at all levels, encourage and reward achievement of our annual and long term goals and operating plans, and encourage officers and employees to become shareholders with interests aligned with those of other shareholders, all in an effort to increase shareholder value.

We have specific expectations regarding our named executive officers. We intend that our executive compensation program will effectively and appropriately compensate our executives and will guide their activities in response to targeted incentives we provide, both over the short and long term. We measure appropriateness of the compensation package by comparing it to payments made by surveyed companies and peer group companies in the insurance and financial services industries. Our target is to have overall executive compensation, and each of the elements of the compensation package, at approximately the blended average of survey data provided by the Compensation Committee’s consultant and median compensation payments by peer group companies for comparable positions and normal performance.

We use a variety of compensation elements to reach these goals. These include base salary, annual cash performance based incentives, long term equity awards of options and performance based restricted stock, retirement, termination and change in control arrangements, general employee benefits, and executive benefits and perquisites. These elements are reviewed periodically and adjusted as necessary. As discussed in this analysis, in line with peer group surveys in the last several years we have specifically acted to reduce the amount of benefits and perquisites available to the named executive officers, put an increased percentage of their potential compensation at risk of performance by increasing target levels for our annual cash bonus plan, and reduced retirement benefits. We have also shifted half of executive long term incentives from stock options to performance based restricted stock.

Compensation Committee and its consultant

The Management Development and Compensation Committee (the “Compensation Committee”) of the Board of Directors is in charge of all aspects of executive compensation, and oversees all general compensation programs of the company. The Compensation Committee consists of four independent directors. See “Further Information Regarding the Board of Directors” for additional information regarding the Compensation Committee. Mercer has been retained by the Compensation Committee as a compensation consultant. In 2007, Mercer received, in addition to its fees for services to the Compensation Committee, an ongoing license fee for its compensation software which the company acquired in 1999. Mercer receives its instructions exclusively from the Chairman of the Compensation committee. On occasion, management provides information on the compensation and benefit programs and business context to Mercer. The CEO and CFO review drafts of Mercer’s reports (where not concerning CEO compensation) for accuracy with respect to company information. In 2007, the Compensation Committee asked Mercer to provide a comprehensive survey of our executive compensation versus the peer group and other published sources.

What our compensation program is designed to reward

To create shareholder value, we want to reward performance that is measurable against targets established in our base salary program and in annual and long term incentive programs. Many of the targets are derived from the profitability factors listed above, see, “Overview and Profitability”. The targets act as drivers of company improvement and are proxies for company performance. The Compensation Committee believes that achievement of the targets will result in company growth and profitability and will support company objectives and promote shareholder interests. The combination of compensation elements used is meant to provide, for each element and in total, compensation that can be compared to the blended average of survey data provided by the consultant and median compensation payments made by the companies we have selected as a peer group. Because the comparative compensation information from the survey information and the peer group is just one of the several analytic tools that are used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use.

 — Survey Data

In 2007 the consultant provided analysis of market pay data from various published sources. These included the LOMA Executive Compensation Survey Report, 2006; Mercer’s US Benchmark Database, 2006; and from Watson Wyatt Data Services, the ECS Top Management Compensation 2006/2007; Report on Health, Annuity, & Life Insurance Positions, 2006/2007; and Report on Property & Casualty Insurance Positions, 2006/2007.

 — Peer Group

Our peer group for this measurement purpose was selected by the Compensation Committee with the assistance of Mercer after a survey and study in 2005, and revised after a further survey and study in 2007, to identify insurance and financial services companies with characteristics similar to us. These include industry classification, revenues, public company status, market capitalization, assets under management and level of complexity of the business, including some firms with both life and property-casualty operations in the group. Median revenues of these organizations in 2006 averaged $2.179 billion compared to $2.125 billion for FBL and the managed property-casualty companies; median assets at year end 2006 were $14.352 billion compared to $13.702 billion by FBL and the managed property-casualty companies.

The peer group approved by the Board of Directors in May 2007 is as follows:

•	Conseco Inc.

•	Delphi Financial Group Inc.

•	Harleysville Group

•	Horace Mann Educators Corp.

•	Phoenix Companies

•	Protective Life Corporation

•	The Hanover Insurance Group

•	Torchmark

•	United Fire & Casualty

•	Unitrin, Inc.

•	Universal American Financial Corp.

The 2007 study started from a list of 40 life, multi line and reinsurance companies with a market cap between $500 million and $2 billion. We then eliminated firms which were less than half or more than twice our size in all of the following metrics: assets, revenue and market capitalization. This left us a list of 27 companies. We eliminated 10 whose business was not similar to ours. Of the 17 remaining, we eliminated six companies who had either too narrow a scope of business compared to us, or whose compensation information was not readily available. The peer group of 2005 had included AmerUs Group Co., subsequently acquired, and National Western Life. For 2007 we added Conseco, Delphi Financial Group and Torchmark.

Why we chose to pay each element of compensation

Our compensation decisions start from an examination of the competitive marketplace for insurance executive talent, based in large part upon information derived from our peer group companies and other broad based published industry surveys, together with our review of company goals and objectives and review of tally sheets listing present total compensation available to our named executive officers. We find that the combination of base salaries, annual cash incentives and longer term equity grants, some level of benefits and perquisites, together with retirement and change of control benefits, is normal in our universe of insurance and financial services firms. Competitive base salaries assist in our ability to attract and retain executives. Performance based incentive elements, both annual cash and long term equity, encourage executives towards realization of company short and long term goals. We balance the elements so our executives (a) can achieve fair compensation, which we define as being at approximately the blended average of survey data and the median level of comparable pay levels of the composite peer group, and (b) have the ability to achieve above market compensation for above average company performance of goals. The Compensation Committee looks for information from its consultant to determine if any element of compensation needs adjustment, including material change, to continue within the company’s strategy of aiming to target executive compensation at approximately the blended average of the survey data and the median level of peer companies.

The following table illustrates by compensation element our purpose, and our rationale in using discretion when applicable.

Category	Reward Element	Purpose	Rationale in exercise of discretion
Base pay	Salary	Base compensation a competitive requirement	Experience, performance and past pay history
Annual Incentive	Management Performance Plan	Incentive for strong annual operating performance	• Increased target opportunities to emphasize pay for performance;
• Award opportunities based on impact of role as well as market;
• Performance goals established based on business objectives to incent strong operating results
Long-term Incentives	Stock Options and Performance Based Restricted Stock	Incentive for share price appreciation and tool for accumulation of share ownership Incentive for sustained financial performance, alignment with shareholder interests and tool for accumulation of share ownership	Increased long-term incentive opportunities to promote pay for performance Goals established based on business objectives to incent strong operating results

Benefits	Various (see benefits below)	Participant health, welfare and savings	Attraction and retention of employees
Perquisites	Automobile allowance; club initiation fees and dues; annual physicals; financial and tax planning	Services and facilities provided to executives where beneficial to the company	Emphasize performance based pay by scaling back
Retirement benefits	Defined benefit pension plan	Assure income continuation in retirement consistent with benefits available to other salaried employees	Retain program as a retention device and because program is healthy and effective
Change-in-control severance	Individual agreements	Assure continued service of executives despite heightened risk in termination due to Change in Control	NA

 — 2007 Salary Survey Leads to Changes

In 2007 the consultant completed a comprehensive survey of our executive compensation versus the peer group and other published sources. Its conclusion was that our total compensation payments to the named executive officers have generally been matching our stated philosophy of targeting the median of the average of the survey information and the peer group, with two major exceptions. First, the base salaries and targeted total cash compensation of Mr. Noyce, CEO, and Mr. Brannen, CFO, were trailing the median significantly, i.e., by more than 20%. This occurred in large part because both are new to their positions in 2007 and their beginning salaries in the positions were set low. The Compensation Committee agreed and granted raises effective August 1, 2007 to both, increasing Mr. Noyce’s base salary from $600,000 to $675,000, and increasing Mr. Brannen’s base salary from $340,000 to $370,000. This will have the result of also increasing their short term cash incentive payments, which are computed as a percentage of annual salary depending upon company performance. With the increases both officers were still below median base salary levels for comparable peer company positions. Second, while total compensation is at survey information and peer group median levels, the elements of compensation differ from the median of elements being measured against. The primary difference is that we have been paying benefits and perquisites at a rate higher than our peers, while not having as much compensation variable and at risk of performance criteria. The Compensation Committee has reacted to this point by adopting proposals to reduce the company’s retirement plan benefits, to delete executive car allowances and club memberships, and to increase the potential short term cash incentives and long term equity incentives for performance of our annual goals. This is further described in “Annual Cash Incentives”, “Benefits” and “Perquisites”, below.

How we determine amounts under each element of compensation

— The role of executive officers in the compensation process

The company’s executives make compensation assumptions every year in the process of preparing budgets for the following year. Then, management through the CEO makes specific recommendations to the Compensation Committee of company compensation, including compensation for the other named executive officers, covering salary, annual cash incentives and long term incentives. Other elements of compensation are reviewed periodically. The recommendations start with salary ranges established for various positions based on survey and peer group data, and include objective and subjective evaluations. The recommendations are measured against the peer group surveys and recommendations of the Compensation Committee’s consultant to stay within the company’s policy of aiming at the blended average of the survey data and the median peer group level for executive compensation. The Compensation Committee makes its own determination of the CEO’s compensation, with the assistance of its consultant and the input and approval of the entire board, including the assistance of the lead director and the chairman of the board. Within the executive group the

CEO attempts to achieve a level of internal pay equity among the executives, with the review of the Compensation Committee. The process typically occurs in the late fall of the year, with compensation increases effective at the beginning of the calendar year.

Following presentation of recommendations by the CEO, the Compensation Committee has an executive session with its consultant to discuss the proposal and potential alternatives. The chairman of the compensation committee communicates the results of executive sessions to the CEO when it’s appropriate.

— Base salaries

In addition to the CEO’s recommendations, the Compensation Committee requests recommendations of executive compensation ranges from its consultant. The recommendations are based upon surveys of compensation paid to peer group companies and other published and proprietary surveys. See, “2007 Salary Survey Leads to Changes”, above. In 2007 the consultant provided both analysis of pay data from proxy statements and other published data of the peer group, along with market pay data from various published sources. These included the LOMA Executive Compensation Survey Report, 2006; Mercer’s US Benchmark Database, 2006; and from Watson Wyatt Data Services, the ECS Top Management Compensation 2006/2007; Report on Health, Annuity, & Life Insurance Positions, 2006/2007; and Report on Property & Casualty Insurance Positions, 2006/2007. The Compensation Committee believes the combination of peer group and published data gives a more reliably accurate representation of the competitive market. The data is blended as part of the consultant’s recommendations for the named executive officer positions. The CEO’s compensation is greater than the other named executive officers because it is a market practice. This differentiation is also appropriate given the greater responsibility and impact of the CEO. To determine recommendations of a specific salary within a range, the Compensation Committee considers management input regarding the officer’s length of service in the position, experience, and skills in handling short and long range operational and strategic issues. In addition, the Compensation Committee has established specific annual goals, the “CEO’s balanced scorecard”, which assist in determining compensation within the CEO’s salary range. In turn, the CEO uses the same or similar goals with his direct reports, with the goal progress being important in determining individual compensation within the executive’s salary range. Current goals in the CEO’s balanced scorecard are in the areas of strategic and business planning, management succession planning and leadership development, enterprise risk management, operational and market share benchmarking, and communications and relations with stakeholders. Annual reviews of the performance of the other named executive officers are performed by the CEO, and by the Compensation Committee in regard to performance of the CEO.

 — Annual Cash Incentives

The Compensation Committee believes that a significant portion of annual cash compensation for the executive officers should be at risk and tied to the Company’s operational and financial results. Our annual management performance plan establishes five to eight business goals with a balance between expense control, production targets aimed at revenue growth and profitability. The goals are identical to those utilized in determining annual cash incentives to all employees.

For 2007, the annual goals were set in the following eight areas:

2007 Management Performance Plan

Title of Goal	Threshold	Target Goal

1. Property-casualty membership accounts	2006 actual membership accounts	Increase 2.5%
2. Farm Bureau Life production	2006 actual life production	Increase 4%
3. Property-casualty premiums	2006 actual property-casualty premiums	Increase 3.6%
4. Life expenses	2007 budgeted life expenses	1.8% below budget
5. Property-casualty expenses	2007 budgeted property/casualty expenses	1.8% below budget
6. Earnings per share (year ending 9/30/07)	2007 budgeted earnings per share	Increase 5%
7. Property-casualty combined ratio	100.7%	100.2%
8. EquiTrust premiums collected	$1.25 billion	$1.4 billion

Although it is generally difficult to maximize all of the annual goals because of their counterbalance (that is, achieving an expense goal might make it more difficult to achieve a sales or production goal, and vice versa), they are designed to align with factors that will allow for the overall success of the company on both a short and long term basis.

The Compensation Committee has not used discretion to change the size of individual awards under the Management Performance Plan, although it has in certain years adjusted goals applicable to all awards when there was adequate reason to do so. This has required that unexpected intervening events have made a goal impossible to meet despite the best efforts of management and employees, or have made a goal too easy to meet. The current plan does not permit post-approval changes to positively affect the size of awards made to those persons subject to Section 162(m) tax deduction limitations.

The named executive officers had the following percentages of base salary under the 2007 Management Performance Plan available to be paid as annual incentive payments for achievement of the annual goals.

2007 Cash Incentives as a Percentage of Base Salary

				2007 Actual %
Name	Threshold	Target	Maximum	of Salary*

James W. Noyce	40%	80%	160%	103%
James P. Brannen	25%	50%	100%	64%
Bruce A. Trost	25%	50%	100%	64%
JoAnn W. Rumelhart	25%	50%	100%	64%
John M. Paule	25%	50%	100%	64%
Stephen M. Morain	17.5%	35%	70%	45%

*	See the Summary Compensation Table on page 33 under the heading “Non-Equity Incentive Plan Compensation” for a listing of the dollar awards.

In addition, the range of payments between a threshold level and a maximum level are broader for this group and for the FBL management team, as compared to all other employees. The target percentage represents an amount available if a goal is met at a 100% level. These officers realize no payment unless a threshold level of achievement is attained, a payment of 50% of target when the performance threshold is met, which rise proportionately to a payment of 200% of the target if the goal is met at a maximum level. Other employees realize payments of 75% of target at the threshold, up to 150% of target at the maximum. Currently the Compensation Committee has a policy of limiting maximum annual cash incentives to any individual to not more than $1,000,000 per year. See Proposal Number Two — Approval of Amendments of 2006 Class A Common Stock Compensation Plan regarding a proposed change in this level.

In partial response to the consultant’s findings and as a way of increasing variable performance related compensation (see, 2007 Salary Survey Leads to Changes, above), the Compensation Committee has increased the cash incentive percentages of the named executive officers for performance in 2008. Mr. Noyce’s threshold, target and maximum are changed to 45%, 90% and 180%, and the threshold, target and maximum for Mr. Brannen, Mr. Trost, Ms. Rumelhart and Mr. Paule are each changed to 30%, 60% and 120%.

— Long Term Incentives; Options and Restricted Stock

The Compensation Committee has adopted a long term incentive (“LTI”) formula which bases equity incentive awards on the position and salary of supervisory and management personnel. Generally, the awards increase with the level of the position. For the named executive officers, the Compensation Committee in 2007 had assigned LTI targets as a percentage of base salary as follows: Mr. Noyce, 150%; Mr. Brannen, 100%; Mr. Trost, 100%; Ms. Rumelhart, 100%; Mr. Paule, 100%; Mr. Morain, 55%. However, the value ultimately realized from these awards will depend on a number of factors, including the company’s financial results and movements in its stock price.

In partial response to the consultant’s findings and as a way of increasing long term equity variable performance related compensation (see, 2007 Salary Survey Leads to Changes above), the Compensation Committee has increased the LTI targets of the named executive officers for performance in 2008: Mr. Noyce’s LTI is changed to 170% and the LTI of Mr. Brannen, Mr. Trost, Ms. Rumelhart and Mr. Paule is changed to 110%.

We have tied long term goals to equity compensation, both through issuance of stock options without specific performance targets, and through issuance of performance based restricted stock. Prior to 2004 the company only utilized stock options for this purpose, with the number of shares in the grants determined by dividing the scheduled dollar value for each particular executive’s LTI award by the closing stock price on the date of grant. Starting in 2004 we substituted grants of performance based restricted stock for half the value of the equity grants to the named executive officers and the rest of the ten person management team. This change was designed to create more long-term incentives for this key group. Performance measures to date have included earnings per share and return on equity targets. These targets have been selected because of their importance to the creation of long term shareholder value and the financial health of the company, and their importance to rating agencies and analysts who follow the company. The goals have been adjusted year by year to the current formula of both the earnings per share goal and the return on equity goal being measured for the aggregate of the ensuing three years. The Compensation Committee determined the longer focus of the goals was important to the officers achieving consistent results for the company.

The earnings per share and return on equity goals disclosed below represent expectations of the company at particular points in time and may not necessarily represent management’s current view of potential operating results in future periods. In addition, they are not comparable to earnings per share as used in the company’s guidance releases or as presented in its audited consolidated financial statements, both of which follow GAAP, or to return on equity computations outside of the formula used in the award agreements. Rather, the definitions of earnings per share and return on equity in the restricted stock agreements vary from GAAP by attempting to focus on core operations which are more within the control of management. For instance, the 2007 grant agreements contained the following definition of “Restricted Stock Agreement Earnings Per Share (RSAEPS)”:

RSAEPS means basic earnings per common share, as reported in the FBL Consolidated Statement of Income, net of realized/unrealized gains or losses on investments, net unrealized gains or losses on derivatives, and lawsuit settlements/judgments (as defined in the Accounting Policy for Determination of Operating Income in existence at February 20, 2007) for the years 2007, 2008 and 2009.

Additionally, the 2007 grant agreements contained the following definition of “Restricted Stock Agreement Return on Equity (RSAROE)”:

RSAROE means the aggregate of the percentage returns on common equity, as computed by dividing operating income (net income as found in the FBL Consolidated Statement of Income for each of the years ended December 31, 2007, 2008 and 2009, adjusted to eliminate the impact of realized/unrealized gains or losses on investments, net unrealized gains or losses on derivatives, and lawsuit settlements/judgments [as defined in the Accounting Policy for Determination of Operating Income in existence at February 20, 2007]) by the average of total stockholders’ equity at the end of each of the five calendar quarters for each of the three years ended December 31, 2007, 2008, and 2009, respectively

 — Restricted Stock Performance Goals*

Grant dated 02/2004: Goal, EPS for 2006

Minimum	$2.29
Maximum	$2.49
Actual	$2.58
% of grant earned	100	%*

*	The 2007 payout of these awards is reflected in the “Grants of Plan-Based Awards” table on page 35.

Grant dated 02/2005: Goals, RSAEPS for 2007 (75%) and ROE for 2007 (25%)

Minimum	$2.40	9%
Maximum	$2.74	10%
Actual	$2.68	8.85%
% of grant earned	61.52%	0%

Grant dated 02/2006: Goals, RSAEPS for 3 years ended 12/31/2008 (75%) and RSAROE for 2008 (25%)

Minimum	$7.33	9%
Maximum	$8.74	11%

Grant dated 02/2007: Goals, RSAEPS for 3 years ended 12/31/2009 (75%) and RSAROE for 3 years ended 12/31/2009 (25%)

Threshold	$8.68	28.2%
Target	$9.56	30.6%
Maximum	$10.70	33.0%

Grant dated 02/2008: Goals, RSAEPS for 3 years ended 12/31/2010 (75%) and RSAROE for 3 years ended 12/31/2010 (25%)

Threshold	$9.35	28.4%
Target	$10.62	30.8%
Maximum	$11.49	33.2%

The Compensation Committee has annually set the performance criteria at levels where expected performance would result in the executives earning 50% of the restricted shares. However, actual results could result in none, some, or all of the shares being earned. The executives have voting rights during the period of restriction, and will receive accumulated dividends on the shares actually earned when the period of forfeiture lapses. We intend to continue this usage of performance based restricted stock in the future for this group. The Compensation Committee has a policy of limiting grants of restricted stock to not more than $1,000,000 grant date fair market value per year. See, Proposal Number Three — Approval of Performance Terms for information regarding a revision of that policy to $3,000,000 per year.

The Compensation Committee remains of the view that equity grants of stock options and restricted stock are an effective and important tool in both the compensation of management and in tying the goals and interests of management more closely to the goals and interests of the shareholders. In addition, the board of directors has adopted stock ownership guidelines for itself and for the executive officers; see “Stock Ownership Guidelines”, below.

 — Clawback Policy

In order to further align management’s interests with the interest of shareowners and support good governance practices, the Compensation Committee has adopted a clawback policy applicable to performance-based incentive awards to the executives. In the event the company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement as determined by the independent directors, each of the company’s executive officers may be required to reimburse the company for the excess value received from any incentive award made to him or her over the value actually earned based on the restated performance, regardless of the executive’s lack of misconduct. The policy also allows the company to seek to recoup benefits from any employee whose misconduct was the cause of the restatement, along with legal recourse.

 — Benefits

FBL offers benefit plans such as retirement, 401(k), vacation, medical, life and disability insurance to executive officers on the same basis as offered to all employees. Additional benefits of this type available to the executives include: (1) A deferred compensation plan for the portion of the company match from the 401(k) plan which would be in excess of ERISA limitations. The amounts are accrued in an unfunded plan and bear interest at the rate credited on FBL’s flexible premium deferred annuity, currently 4.05%, payable upon termination of employment. (2) An executive disability policy which will provide benefits in case of covered disability up to full salary. (3) An executive life insurance program through which the executives are provided funds with which they may purchase a universal life policy in the amount of twice salary and bonus, less $50,000, paid up at age 65.

In its continuing reexamination of all facets of executive compensation, the Compensation Committee in 2006 determined to freeze the executive life insurance program after 2006. This was done in part because this cash value policy benefit was over and above what peer companies were offering. Executives retained the face amount of universal life policies previously issued, and will receive payments in future years sufficient to maintain that amount. They are eligible to receive additional group life insurance coverage under the company’s all employee plan to maintain insurance coverage equal to twice salary, less the accrued universal life benefit. Similarly, in 2007 the Compensation Committee determined that after 2007 no further accruals will be made under the 401(k) excess plan because this benefit was not commonly seen among the peer companies.

 — Perquisites

The Company has been providing executives with an automobile allowance, club initiation fees and dues, annual physicals, the availability of limited reimbursement for financial planning services and tax return assistance, and preferential use of company suites, box seats or other tickets at a variety of sporting and entertainment venues. During 2007 management determined that the company tickets would be distributed first for business, charitable and employee welfare usages; and then by random selection for personal use by all interested employees. Based upon a 2007 survey by the Compensation Committee’s consultant indicating that the company’s benefits and perquisites remained generous compared to peer group companies, the Compensation Committee has determined to cease paying the automobile allowance and club dues after 2007. Rather, the company made adjustments in the percentage levels available for performance related no equity incentive plan payments. This gives the affected officers the opportunity to earn a bonus based on performance that could exceed the value of the former perquisites.

— Retirement and termination benefits

A major project in 2007 was to revise our defined retirement benefit plan to bring it closer to what is available under plans of peer companies. Jim Brannen, CFO, led a cross-functional team of human resources and finance professionals and engaged PricewaterhouseCoopers to advise in the redesign. After the redesign was approved by Jim Noyce, CEO, Mr. Brannen presented it to the Compensation Committee. After review of the design changes with PricewaterhouseCoopers and an executive session with its consultant, the

Compensation Committee approved the changes to the retirement plan. Changes in the plan, effective at the beginning of 2008, will act to reduce our benefit expenses while still leaving our executives and employees with competitive retirement opportunities. The reduction in defined benefit plan payments has been based on benchmarking studies of other companies within our industry and geographic location. See further description of the company’s retirement plans, including the revisions, at footnote 2 to the “Pension Plan” table, below.

— Change in Control Agreements

In establishing change in control agreements with executives in 2002, we deliberately determined to use a version of agreement that was “plain vanilla” and similar to that of many other companies. We believe establishing a base line agreement for compensation in a change in control event was appropriate as we continued to announce that we were seeking acquisitions as a part of our growth strategy. The change in control agreements have a double trigger before payments are required; i.e., the defined change in control must occur, and the executive must have a discernable change in working conditions. Apart from the change in control agreements, our stock compensation plan under which stock options are issued has provisions that upon a change in control unvested options will vest. Similarly, the form of restricted stock agreement presented to participants has provisions that upon a change in control unearned restricted stock will be free from forfeiture. In other words, a single trigger of change in control accelerates both the options and the restricted stock without a change in the executive’s working conditions.

We have entered into change in control agreements with each of the named executive officers and with the other officers named in our “Executive Officers” list (except for Mr. Lang, whose employer is the Farm Bureau Management Corporation). The forms of agreements were filed with the SEC as exhibits to our Form 10-Q in August 2002.

In entering into these agreements, the Board determined that it is in the best interests of the Company and its stockholders to ensure that we will have the continued dedication of the executives notwithstanding the possibility, threat or occurrence of a termination of the Executive’s employment in certain circumstances, including following a change of control. Further, the Board stated that it “believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened termination of the Executive’s employment in such circumstances and to provide the Executive with compensation and benefits arrangements upon such a termination which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations who may seek to employ the Executive.”

Please see “Potential Payments Upon Termination or Change in Control — Payments Made Upon a Change in Control”, at page 40, for additional information regarding the change in control agreements.

The agreements are effective for three years after being triggered, at a multiple of salary and bonus of three times for Messrs. Noyce, Paule, Trost and Brannen, and for Ms. Rumelhart, and for two years after being triggered, and a multiple of salary and bonus of two times, for Messrs. Gumm, Kypta, Sebastian and Seibel, and Ms. Sandburg.

Timing of grants of equity awards

The Compensation Committee adopted a stock option policy at the time of the company’s initial public offering in 1996 which covers administrative matters, and at the same time instituted a practice of setting once a year option grant dates at January 15 (or next weekday if January 15 falls on a weekend). That policy has been followed since that time. The company does not time its option grants in coordination with the release of material non-public information, and executives receive their option grants at the same time as other participants.

Annual equity awards are recommended by management to the Compensation Committee in the fall of each year; the Compensation Committee reviews and approves or revises the recommendations at a meeting late in the year, typically in November or December. For the 10 person management group including the named executive officers, the value of the equity awards are equally divided between stock options and performance based restricted stock. Management’s recommendations are formula driven and result in grants that can be computed by salary and salary grade of eligible individuals, who are all in the supervisory and management ranks of the company. The stock option grant date is January 15 of the following year. The dollar value of the option awards are then translated into the number of stock options resulting from dividing the dollar value of the award by the Black-Scholes value of the shares on the grant date. The Compensation Committee also annually preapproves interim grants of options to new hires, and to persons receiving promotions, during the year. The hire date, or promotion date, automatically becomes the grant date of the option, the prorated value of which is derived from the formula adopted by the Compensation Committee at the end of the prior year.

Similarly, the grants of performance based restricted stock follow the same schedule for recommendations and review. However, the grant date and actual performance terms of the restricted stock grants are not determined by the Compensation Committee until after release of the prior year’s financial statements in February.

How each element of compensation, and our decisions about each element, fit into our compensation objectives

The compensation objectives described earlier include attracting and retaining executives who can aid in creating shareholder value, and effectively and appropriately compensating the executives and guiding their activities in response to targeted incentives, both short and long term. The amount of compensation, both in individual elements and in the aggregate, is targeted at the median levels of a peer group of insurance and financial services companies.

We utilize base salary as a building block towards these objectives, establishing a salary range for particular positions based on survey data and job responsibilities. Being competitive in base salary is a minimum requirement to obtain and retain skilled insurance executives in the Des Moines, Iowa area, because of the significant number of home offices of insurers located there.

Annual cash incentives keyed to short term objectives provide a second step in appropriate compensation. The performance targets, which are used to determine annual cash incentives for all employees, emphasize expense control, growth in company operations and profitability. “Pay for performance” for the named executive officers has been significantly enhanced in recent years by putting a larger part of their potential compensation at risk in the annual cash incentive program.

Long term objectives are enhanced by the use of equity grants in the form of stock options and performance based restricted stock. The stock options, which vest over five years, attain value in the hands of the executives as increases in the company’s stock price exceed the option exercise price. This creates a direct correlation to shareholder value. The performance based restricted stock grants require that the company meet earnings per share and return on equity targets over a three year time frame; both metrics are commonly used measures of performance and comparison by our analysts and investors.

The Compensation Committee reviews all elements of compensation, including executive benefits and perquisites, from time to time. In 2007 it determined to delete the payment of car allowances and club dues, and deleted a deferred compensation program related to 401(k) company contributions in excess of IRS limits. The board of directors has also reduced benefits under the company’s retirement program so that it is more in line with industry and peer group practices. Retirement and termination benefits remain part of the executive’s compensation package, under the company’s revised defined benefit retirement plans and the change in control agreements.

Stock ownership guidelines

The Compensation Committee believes that a fundamental goal of executive compensation is to encourage and create opportunities for long-term executive stock ownership which will tie the efforts of the executives to goals of increasing shareholder value. The Compensation Committee expects that over time, executive officers will establish ownership positions that are of significant value at a multiple of their annual salary.

To encourage ownership, the Compensation Committee in late 2004 established Executive Ownership Guidelines. The Guidelines require the CEO within five years of January 1, 2005 (or within five years of start or promotion dates, if later) to own FBL common stock worth three times annual base salary, and within ten years to own FBL common stock worth five times annual base salary. The CFO and Executive Vice Presidents are to own shares worth two times annual base pay in five years, and three times annual base pay in ten years, in FBL common stock. All other members of the executive group (20 additional persons) are required to own shares worth at least one time annual base pay in FBL common stock within five years.

After three years most of the officers have made significant progress towards the ownership guidelines.

If the guidelines are not met, the annual cash incentive of the particular officer, net of tax, could be required to be used to purchase FBL common stock for the account of the officer. If available, the required purchases will be made through the Executive Salary and Bonus Deferred Compensation Plan. The ownership guidelines do not recognize beneficial ownership of shares through performance based restricted stock grants until they are earned, or through grants of stock options until they are exercised, but will recognize as beneficial ownership the share equivalents in unit accounts in the deferred compensation plan and in the 401(k) plan.

The Compensation Committee’s consultant in its 2007 salary survey noted that the stock ownership guidelines of the company are lower on a percentage basis than those of a number of peer group companies. The committee reviews the stock ownership requirements from time to time.

The Compensation Committee has added to its 2008 agenda the question of if it should establish policies regarding hedging economic risks of company stock ownership by its executives and directors.

Tax and regulatory matters

— Internal Revenue Code § 162(m)

Internal Revenue Code §162(m) limits the deductibility of compensation paid to the CEO and the next four most highly paid executives of a public company to $1,000,000 per individual, subject to exceptions for performance based pay, among other items. All compensation paid to our named executive officers in 2007 will be deductible because we have not exceeded the § 162(m) limits. We take performance based pay exceptions into account in structuring executive compensation. We previously received shareholder approval of the material terms used in performance based compensation to qualify for appropriate 162(m) treatment, and are elsewhere in this proxy statement again asking for shareholder approval of the material terms for section 162(m) purposes. See, Proposal Number Three — Approval of Performance of Terms.

— Nonqualified Deferred Compensation

The American Jobs Creation Act of 2004 changed the tax rules applicable to nonqualified deferred compensation agreements. Since January 1, 2005, Companies have been required to operate nonqualified deferred compensation plans in compliance with §409A of the Internal Revenue Code and other applicable guidance including Notice 2005-1. The Company believes it has operated its plans in good faith compliance with the guidance. In April, 2006 the IRS released final regulations and in October, 2007 the IRS issued Revenue Procedure 2007-86 that granted transitional relief to comply with the final regulations until December 31, 2008. The Company has amended its plans to comply with the final regulations and believes it is operating the plans in compliance with them.

— Accounting for Stock-Based Compensation

The company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R) January 1, 2006.

COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of FBL Financial Group, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

John Walker, Chair
Tim Gill
Paul Larson
Kim Robak

SUMMARY COMPENSATION TABLE

The following table summarizes total compensation paid to or earned by each of the named executive officers for the two years ended December 31, 2007. Among other matters, the committee reviewed tally sheets representing total compensation, including equity and non-equity based compensation to the officers, in setting the total compensation arrangements for each of the officers.

No payments were made which would be reportable in the “Bonus” column, representing discretionary payments. Payments which in past years have been labeled as bonuses are now found in the “Non-Equity Incentive Plan Compensation” column, representing annual payments made pursuant to pre-existing company performance criteria.

Compared to total compensation, including the fair value of equity awards and the non-equity incentive plan compensation, base salary of the named executive officers represented from 26.5% (Mr. Noyce) to 38.3% (Mr. Brannen) of the named executive officers’ total compensation for 2007. There were no discretionary bonuses paid. These results are consistent with the company’s philosophy that a significant amount of compensation for the senior executives should be variable and at risk of performance. It also reflects that Mr. Noyce, as CEO, was awarded performance based incentive grants incrementally larger than those received by the other officers.

2006 and 2007 Summary Compensation Table

								(h)Change in
								Pension
								Value and
								Non-Qualified
							(g)Non-Equity	Deferred
					(e)Stock	(f)Option	Incentive-Plan	Compensation	(i)All Other
(a)Name &		(c)Salary		(d)Bonus	Awards(2)	Awards(2)	Compensation(3)	Earnings(4)	Compensation(5)(6)	(j)Total
Position	(b)Year(1)	($)		($)	($)	($)	($)	$	$	$

James Noyce	2007	631,250		0	468,812	270,853	650,945	264,692	99,875	2,386,427
Chief Executive	2006	461,100		0	257,731	196,692	248,311	236,422	92,115	1,492,371
Officer and Director
James Brannen	2007	352,523	(6)	0	129,952	73,201	227,201	63,760	74,193	920,831
Chief Financial Officer and Chief Administrative Officer
Bruce Trost	2007	372,855	(6)	0	231,937	88,609	240,305	131,498	79,303	1,144,506
Executive VP —	2006	355,100		0	74,263	51,320	173,844	310,508	77,509	1,042,544
Property Casualty Companies
JoAnn Rumelhart	2007	370,175		0	269,402	216,110	238,578	197,316	84,448	1,376,029
Executive VP —	2006	348,400		0	165,600	145,161	170,564	298,329	78,062	1,206,116
Farm Bureau Life
John M. Paule	2007	354,769		0	221,756	104,177	228,649	83,076	77,862	1,070,289
Executive VP — EquiTrust Life
Stephen M. Morain	2007	434,591		0	162,050	97,131	196,066	263,396	111,039	1,264,273
Retired(7)	2006	428,168		0	99,240	126,821	146,731	287,211	109,293	1,197,464

(1)	Year 2006 is not reported for Mr. Brannen and Mr. Paule because they were not named executive officers in 2006. Mr. Noyce became CEO January 1, 2007, and previously was the CFO.

(2)	Amounts in columns (e) and (f) reflect the dollar amounts recognized for financial statement reporting purposes for the years ended December 31, 2006 and 2007, in accordance with FAS 123(R), of awards of restricted stock and stock options and include amounts from awards granted in and prior to 2006 and 2007, respectively. Assumptions used in the calculation of these amounts are included in footnotes 1 and 9 to the company’s audited consolidated financial statements for the year ended December 31, 2006 and 2007 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 23, 2007 and February 25, 2008, respectively.

(3)	Non-equity incentive plan compensation of the named executive officers by its terms is paid between February 1 and February 15 of the year following performance. See “— Annual Cash Incentives” beginning on page 24 for further detail regarding payments under the Management Performance Plan.

(4)	All amounts in column (h) represent actuarial increases in the present value of the benefits to the named executive officers under the company’s pension plans determined using interest rate and mortality rate assumptions consistent with those used in the company’s financial statements and include amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

(5)	See following table, 2007 All Other Compensation, for additional information

(6)	For 2007 includes $45,440 of compensation deferred by Mr. Brannen, and $48,061 of compensation deferred by Mr. Trost, into the Executive Salary and Bonus Deferred Compensation Plan. See their entries at Grants of Plan Based Awards.

(7)	Mr. Morain resigned as Senior Vice President, General Counsel and Secretary in August 2007 and retired from the company March 1, 2008.

2007 All Other Compensation

					Medical, Dental &
	Life Insurance	Life Insurance	Deferred		LTO Insurance &
	Executive UL(1)	Term(1)	Contribution Plan(2)	Perquisites(3)	Unused Flex Credits
Name	$	$	$	$	$

James Noyce	25,768	1,092	26,508	29,052	17,454
James Brannen	9,470	290	13,370	35,604	15,459
Bruce Trost	12,257	1,816	16,598	30,551	18,081
JoAnn Rumelhart	21,979	221	16,408	31,718	14,123
John Paule	19,374	185	15,547	29,475	13,281
Stephen Morain	46,142	560	17,652	23,529	23,156

(1)	Each of the named executive officers received the costs of an executive life insurance program in two components. First is a universal life insurance policy, the value of which was frozen at year end 2006. The ongoing payments will make the policy at the 2006 value paid up at age 65. Second is the cost of term life insurance to bring the total benefit to two times salary and bonus.

(2)	Each named executive officer received company contributions to defined contribution plans, being matching contributions to the executive’s 401(k) account up to ERISA limits, and under the excess 401(k) deferred compensation plan matching contributions in an amount equal to the 401(k) plan percentage match times compensation as defined in the plan, less the ERISA limitation of $225,000. The excess plan was frozen at year end 2007.

(3)	Includes for the named executive officers year 2007 perquisites as listed. No perquisites or personal benefits were received by any one of the named executive officers with a value in excess of the greater of $25,000 or 10% of such person’s total perquisites. Items of value received by the various named executive officers in 2007 that do not reach the required perquisite disclosure level include (in aggregate dollars descending order) (i) automobile allowance, (ii) club memberships, (iii) physical exams, (iv) retirement and tax planning, and (v) preferential usage of company box seats for certain sporting and entertainment events. There was no personal use of corporate aircraft in 2007. The perquisites are valued at incremental cost to the company. After 2007 the executive officers will not receive automobile allowance, club memberships or preferential use of company tickets.

2007 Grants of Plan-Based Awards

											All Other
			Estimated			Estimated			All Other		Option		Grant
			Future Payouts			Future Payouts			Stock		Awards:		Date Fair
			Under Non-Equity			Under Equity			Number of		Number of	Exercise or	Value of
			Incentive			Incentive			Shares of		Securities	Base Price	Stock and
		Date of	Plan Awards			Plan Awards(3)			Stock		Underlying	Of Option	Option
	Grant	Board	Threshold(2)	Target	Max	Threshold	Target	Max	or Units		Options(4)	Awards	Awards
Name	Date	Action(1)	($)	($)	($)	#	#	#	(#)		(#)	($/Sh)	($/Sh)

James Noyce	N/A	N/A	252,500	505,000	1,010,000
	2/20/2007	2/20/2007				0	11,150	22,299					868,959
	1/15/2007	11/14/2006									42,131	37.86	450,001
James Brannen	N/A	N/A	88,129	176,257	352,514
	2/20/2007	2/20/2007				0	4,213	8,425					328,310
	1/15/2007	11/14/2006									15,917	37.86	170,009
									475	(5)			40,136
Bruce Trost	N/A	N/A	93,214	186,428	372,855
	2/20/2007	2/20/2007				0	4,619	9,238					359,991
	1/15/2007	11/14/2006									17,454	37.86	186,426
									1,600	(5)			153,794
JoAnn Rumelhart	N/A	N/A	92,544	185,088	370,175
	2/20/2007	2/20/2007				0	4,586	9,172					357,419
	1/15/2007	11/14/2006									17,329	37.86	111,278
John Paule	N/A	N/A	88,692	177,385	354,769
	2/20/2007	2/20/2007				0	4,395	8,790					342,533
	1/15/2007	11/14/2006									16,608	37.86	177,390
Stephen Morain	N/A	N/A	76,053	152,107	304,214
	2/20/2007	2/20/2007				0	2,961	5,922					230,771
	1/15/2007	11/14/2006									11,189	37.86	57,678

(1)	Long term incentive equity awards are determined by the compensation committee at meetings late in the year based on formulas which provide an amount of dollars to be awarded to each recipient. For stock option awards, the dollars are divided by the Black-Scholes value on a subsequent measurement date, the date of grant, which determines the number of shares in the grant. Restricted stock grants are not finalized until performance terms are set by the committee in the first quarter of the year.

(2)	Amounts indicated as threshold payments represent the total payable if each performance goal’s minimum requirements were met. Actual amounts payable for a goal would be zero if a threshold for a goal is not met. See “How we determine amounts under each element of compensation — Annual Cash Incentives”, above, for information regarding performance based conditions of the annual cash incentives.

(3)	Amounts in this column relate to performance based restricted stock issued to the named executive officers. Information regarding the performance targets for these awards is at “How we determine amounts under each element of compensation — Long Term Incentives; Options and Restricted Stock”, above. Participants through 2006 received dividends on the restricted stock at the same rate per share as other stockholders. Starting in 2007, they will receive accrued dividends on shares when they vest. They can vote the shares from the date of grant.

(4)	The Company’s grants of stock options are effective January 15 (or next business day) of each year, with the exercise price equal to that grant date closing price. The options vest 20% per year over a five year period and expire ten years from date of grant. For the named executive officers, the options are computed by a formula keyed to a percentage of annual base salary, which increases with the position and seniority of the officer.

(5)	Mr. Brannen was credited with 475, and Mr. Trost was credited with 1,600 deferred units in the Executive Deferred Salary and Bonus Plan for salary and non-equity incentive plan compensation they elected to defer during 2007. The units are payable one for one in shares of common stock at a future date.

Outstanding Equity Awards at Year End 2007

	Option Awards						Stock Awards
				Equity Incentive
				Plan Awards:					Equity Incentive	Equity Incentive
				Number of			Number	Market Value	Plan	Plan Awards:
	Number	Number of		Securities			of Shares	of Shares	Awards: Number of	Market or Payout
	of Securities	Securities		Underlying			or Units of	or Units of	Unearned Shares,	Value of Unearned
	Underlying	Underlying		Unexercised	Option		Stock that	Stock that	Units, or Other	Shares, Units or
	Unexercised	Unexercised		Unearned	Exercise	Option	have	have not	Rights that have	or Other Rights that
	Options	Option #		Options	Price	Expiration	Not Vested	Vested	Not Vested(6)	Have not Vested
Name	# Exercisable	Unexercisable		(#)	($)	Date	#	$	#	$

James Noyce	15,024	—			15.75	01/15/10			46,416	1,602,744
	9,094	—			15.50	01/15/11
	5,958	—			17.97	01/15/12
	10,501	4,237	(1)		19.50	01/15/13
	14,172	9,449	(2)		25.60	01/15/14
	10,362	15,543	(3)		26.35	01/17/15
	4,917	19,672	(4)		32.56	01/16/16
	—	42,131	(5)		37.86	01/15/17
James Brannen	5,164	—			15.75	01/15/10			14,202	490,395
	223	—			15.13	01/20/10
	6,128	—			15.50	01/15/11
	6,361	—			17.97	01/15/12
	5,285	1,322	(1)		19.50	01/15/13
	2,125	1,418	(2)		25.60	01/15/14
	2,072	3,109	(3)		26.35	01/17/15
	1,284	5,139	(4)		32.56	01/16/16
	—	15,917	(5)		37.86	01/16/17
Bruce Trost	1,000	—			25.60	01/15/14			22,990	793,845
	861	574	(2-A)		27.06	10/01/14
	3,454	5,181	(3)		26.35	01/17/15
	3,443	13,772	(4)		32.56	01/16/16
	—	17,454	(5)		37.86	01/15/17
JoAnn Rumelhart	—	3,182	(1)		19.50	01/15/13			24,995	863,077
	—	5,906	(2)		25.60	01/15/14
	—	9,327	(3)		26.35	01/17/15
	—	13,512	(4)		32.56	01/16/16
	—	17,329	(5)		37.86	01/15/17
John Paule	783	—			23.00	01/15/09			21,891	755,896
	11,184	—			15.75	01/15/10
	5,167	—			15.50	01/15/11
	11,118	—			17.97	01/15/12
	9,100	2,276	(1)		19.50	01/15/13
	2,657	1,772	(2)		25.60	01/15/14
	3,454	5,181	(3)		26.35	01/17/15
	3,237	12,950	(4)		32.56	01/16/16
	—	16,608	(5)		37.86	01/15/17
Stephen Morain	1,249	—			18.25	01/15/08			15,343	529,794
	408	—			23.00	01/15/09
	8,040	—			15.75	01/15/10
	8,662	—			15.50	01/15/11
	8,592	—			17.97	01/15/12
	6,587	1,647	(1)		19.50	01/15/13
	5,314	3,544	(2)		25.60	01/15/14
	3,454	5,181	(3)		26.35	01/17/15
	2,075	8,303	(4)		32.56	01/16/16
	—	11,189	(5)		37.86	01/15/17

(1)	Vests January 15, 2008.

(2)	Vests in equal portions January 15, 2008 and 2009.

(2-A)	Vests in equal portions October 1, 2008 and 2009.

(3)	Vests in equal portions January 17, 2008, 2009 and 2010.

(4)	Vests in equal portions January 16, 2008, 2009, 2010 and 2011.

(5)	Vests in equal portions January 15, 2008, 2009, 2010, 2011 and 2012.

(6)	Equity grants of performance based restricted stock vest, if at all, three years after grant to the extent performance goals have been met. Grants in this category have been made in 2005, 2006 and 2007, and will vest in 2008, 2009 and 2010, if earned.

(7)	Pursuant to a qualified domestic relations order entered into in April 2003, Mr. Morain transferred options to purchase an aggregate of 79,653 shares of common stock, of which 77,762 options have been exercised.

Option Exercises and Stock Vested in 2007

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	#	$	#	$

James Noyce	4,281	93,520	7,813	315,333
James Brannen	—	—	1,172	47,302
Bruce Trost	—	—	—	—
JoAnn Rumelhart	14,869	232,122	4,883	197,078
John Paule	3,698	76,734	1,465	59,127
Stephen Morain	—	—	2,930	118,255

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Retirement Plan and the Supplemental Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the company’s financial statements.

Pension Benefits

			Present
		Number of	Value of	Payments
		Years Credited	Accumulated	During Last
		Service	Benefit	Fiscal Year
Name	Plan Name(1)(2)	#	$	$

James Noyce	Qualified Retirement Plan	22	605,006	—
	Supplemental Retirement Plan	22	1,244,428	—
James Brannen	Qualified Retirement Plan	15	252,028	—
	Supplemental Retirement Plan	15	157,779	—
Bruce Trost	Qualified Retirement Plan	2	56,282	—
	Supplemental Retirement Plan	2	76,772	—
	Non-qualified Plan for Prior Service(3)	30	985,019	—
JoAnn Rumelhart	Qualified Retirement Plan	29	966,222	—
	Supplemental Retirement Plan	29	1,110,736	—
John Paule	Qualified Retirement Plan	10	234,140	—
	Supplemental Retirement Plan	10	268,860	—
Stephen Morain	Qualified Retirement Plan	30	220,412	—
	Supplemental Retirement Plan	30	2,512,590	—

(1)	For a description of valuation methods and material assumptions used in accounting for pension obligations, see note 9, Retirement and Compensation Plans, to the company’s audited consolidated financial statements for the year ended December 31, 2007 included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2008.

(2)	Employees are generally covered under the FBL Financial Group Retirement Plan and the FBL Financial Group Supplemental Retirement Plan (together, the “plan”). The two plans operate as a single plan to provide total benefits to all participants. The former is a qualified plan under Section 401(a) and the latter plan is a nonqualified plan which provides benefits according to the overall plan formulas, but includes compensation exceeding $225,000 under Section 401(a)(17) and provides benefits provided by the formula which are otherwise limited by Section 415 of the Internal Revenue Code. The plan is generally available to all employees and officers and provides for the same method of allocation of benefits between management and non-management participants. Active participants include employees over age 21 who have worked at least one year and provided at least 1,000 hours of service during the year.

The plan is a defined benefit plan which provides monthly income (or lump sum option) to retirees who have worked for at least 10 years and attained age 55. The amount provided is a percentage of high 36 consecutive month average salary and bonus calculated according to the following formula: for service prior to 1998, 2% per year for the first 10 years of service, plus 2.5% for each year in excess of 10 years of service, up to 30 years of service; for service after 1997 and prior to 2008, 1.675% per year of service, plus 0.325% per year of service times the average salary and bonus less social security covered compensation; for service after 2007, 1.275% per year of service, plus 0.225% per year of service time the average salary and bonus less social security covered compensation. Unreduced early retirement benefits are provided when age plus years of service equal 85 on the benefit earned before 2002. Reduced early retirement benefits on the benefits earned prior to 2008 are generally provided with reductions of 3% per year before age 65. Reduced early retirement benefits on the benefits earned beginning in 2008, are generally provided with reductions of 6.67% per year for ages 60 to 64, and 3.33% per year for ages 55 to 59. Mr. Morain used the early retirement features of the plan when he retired effective March 1, 2008, and Ms. Rumelhart is expected to use them also, for her announced retirement date of July 1, 2008.

The plan formula provides a monthly benefit for life with a guarantee of 120 monthly payments. There is an automatic annual cost of living adjustment not to exceed 4.0% on the benefit earned before 2002.

Years of service include all years in which an individual first exceeds 1,000 hours of service and any year thereafter in which the person exceeds 500 hours of service. The compensation covered by the plan is calculated based upon total salary and bonuses paid to the participant during the given year.

(3)	As an inducement to employment, Mr. Trost was provided a similar benefit to the benefits provided in the qualified pension plan and the excess ERISA plan through a nonqualified deferred compensation plan where he was given prior service credits for years of service with other Farm Bureau affiliated organizations. Payments under his plan will be offset by benefits he receives from plans of the prior employers.

2007 Non-Qualified Deferred Compensation

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	Earnings in	Withdrawals/	Balance as
		in Last FY	in Last FY(3)	Last FY	Distributions	Last FYE
Name	Plan(1)(2)	$	$	$	$	$

James Noyce	Employer Match	—	19,758	2,992	—	83,974
James Brannen	Employer Match	—	6,620	1,152	—	20,081
	Salary Deferred Comp(4)	18,163	—	529	—	38,330
Bruce Trost	Employer Match	—	9,848	867	—	27,000
	Salary Deferred Comp(5)	60,845	—	2,057	—	149,163
JoAnn Rumelhart	Employer Match	—	9,658	1,719	—	48,065
John Paule	Employer Match	—	8,797	1,462	—	41,333
Stephen Morain	Employer Match	—	10,902	2,542	—	69,712

(1)	Employer Match Deferred Compensation Plan — Employees are eligible to participate in this plan if their income exceeds the compensation dollar limit in the 401(k) plan ($225,000 in 2007) or if they are deferring compensation under the Executive Salary and Bonus Deferred Compensation Plan and they elect to defer the maximum amount to their 401(k) plan ($15,500 in 2007). The company contributes to each employee’s account the amount of the 401(k) match that exceeds the maximum matching contribution that can be made to the 401(k) plan. If the employee is deferring amounts under the Executive Salary and Bonus Deferred Compensation Plan the company will contribute the amount that would have been the matching contribution to the 401(k) plan based on the compensation deferred. There are no employee contributions made to the plan. Earnings on the contributions are based on an investment fund. Earnings are credited and debited as if the contributions were invested in that fund. Distributions are made in lump sum within 90 days of employee termination or if approved for an unforeseen financial hardship, subject to restrictions under §409(A) of the Internal Revenue Code. See “How we determine amounts under each element of compensation — Benefits” for a description of the compensation committee’s determination to freeze this plan at December 31, 2007.

(2)	Executive Salary and Bonus Deferred Compensation Plan — Employees at the vice president level and above are eligible to participate in this plan. Employees may elect to defer a portion of their compensation and bonus in exchange for the right to receive shares of FBL Financial Group common stock at a future date. The deferred compensation is recorded in units that represent shares of stock. As dividends are paid on the stock, equivalent earnings are added to the units for each employee in the plan. Distributions are in shares of FBL Financial Group stock equal to the number of units in the employee’s account. Employees may elect to receive distributions in lump sum or five or ten annual installments and choose to receive distributions upon termination or another specified future date.

(3)	Company contributions in the last fiscal year were calculated by multiplying the executive’s salary over $225,000 by the company match for the 401(k) of 3%.

(4)	The table includes $18,163 of non-equity incentive plan compensation received in 2007 for 2006 performance for Mr. Brannen which he elected to defer to the Executive Salary and Bonus Deferred Compensation Plan. Mr. Brannen’s aggregate balance includes $21,288 previously reported as compensation to him in prior years.

(5)	The table includes $60,845 of non-equity incentive plan compensation received in 2007 for 2006 performance for Mr. Trost which he elected to defer to the Executive Salary and Bonus Deferred Compensation Plan. Mr. Trost’s aggregate balance includes $90,283 previously reported as compensation to him in prior years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The text and tables below reflect the amount of compensation to each of the named executive officers in the event of termination of employment at December 31, 2007. The amount of compensation payable to each named executive officer upon voluntary termination or termination for cause, involuntary not for cause termination, termination following a change in control and in the event of retirement, disability or death of the executive is shown below. The value of restricted stock and stock options was calculated using the year end closing stock price, $34.53. It was also assumed that all of the restricted stock goals were met for the 2005 grant of restricted stock, that three-fourths of the goals were met for the 2006 grants, and that half of the goals were met for the 2007 grants in calculating the value vested for retirement or disability. Mr. Morain was currently eligible for retirement as of year end 2007, and he retired at March 1, 2008.

Payments Made Upon Voluntary Termination or Termination for Cause

Regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during the term of employment. Such amounts would apply to a voluntary termination, and to a termination for cause, and would include

•	Base salary to the termination date

•	Non-equity incentive compensation earned during the year

•	Stock options which have vested, with 30 days to exercise

•	Executive’s 401(k) account, including company matching contributions, plus company contributions and earnings under the 401(k) excess plan

•	Amounts contributed by the executive to the Executive Salary and Bonus Deferred Compensation Plan

•	Executive’s accrued and vested retirement benefits

•	COBRA benefits are available for the purchase of medical and dental insurance

•	Group life insurance may be converted to an individual policy without proof of insurability, at executive’s ongoing expense

•	Executive universal life policy may be maintained, by executive paying ongoing premium expense

Payment Made Upon Involuntary Termination — Not for Cause

For the named executive officers, upon an involuntary termination — not for cause, the company will provide a severance package of base salary, bonus, retirement plan service credits and similar benefits for the lesser of two years or until the date the executive reaches the “rule of 85”, i.e., combined age and years of service, at which time unreduced benefits are available under the company’s retirement plans. Mr. Morain met tests of the rule of 85 at December 31, 2007. Such amounts would apply to an involuntary termination and would include

•	Base salary for two years or until rule of 85 eligibility

•	Target bonus for two years or until rule of 85 eligibility

•	Forfeit unvested stock options unless eligible for retirement (see Payment Made Upon Retirement)

•	Forfeit unvested restricted stock unless eligible for retirement (see Payment Made Upon Retirement)

•	Enhanced benefit of early retirement agreement or two years severance benefits

•	Medical, dental, group life and executive universal life all continue for two years or until rule of 85 eligibility

In addition, Mr. Noyce, Ms. Rumelhart and Mr. Morain have individual retirement agreements that provide in the event they are involuntarily terminated not for cause between the ages of 60 and 64, they will receive retirement benefits equivalent to what they would receive if they had worked until 65, less a 2% per year reduction.

Payments Made Upon a Change in Control

The Company has entered into Change in Control Agreements with each of the named executive officers. These agreements provide that if an executive’s employment is terminated following a change of control (other than for cause) or if the executive terminates his employment in defined circumstances constituting “good reason”, in addition to the benefits listed under “Payments Made Upon Termination”:

 — The named executive officer will receive:

•	Salary continuation payments for three years

•	A lump sum payment of three times the executive’s target bonus

•	An amount equal to the excise tax charged to the named executive officer as a result of the receipt of any change in control payments

•	Continuation of health, dental and life insurance benefits during the salary continuation period

•	Acceleration of vesting and continued accrual of years of service under the company’s defined benefit retirement plans during the salary continuation period

 — All stock options held by the executive will automatically vest and become exercisable, and

 — All restricted stock grants will vest immediately without reference to performance goals.

Under the agreements, a change in control is defined as occurring when any person acquires 35% of the combined voting power of the Company, or when during two consecutive years a majority of the directors originally on the board (and certain designated successors) cease to constitute a majority of the Board. The payments required by the agreements with the named executive officers are triggered if during the three years after a change of control (i) the executive’s duties are changed or diminished inconsistent with his or her position, (ii) the executive’s base salary is reduced, (iii) the executive’s office is relocated more than 50 miles from West Des Moines, Iowa, (iv) existing employee plans are not continued or (v) the agreements are not assumed by the Company’s successor.

Payments Made Upon Retirement

In the event of the retirement eligibility of a named executive officer, in addition to the payments and transfers listed above:

•	All unvested stock options would vest and all options can be exercised during the shorter of the remainder of the outstanding ten year term, or three years from retirement

•	Restricted stock would vest on the lapse date as to a pro rata portion of the shares that would be available according to the goals set in the restricted stock agreement. The pro rata portion is measured as the number of months elapsed from the grant date to the retirement date divided by 36 months.

•	Amounts accrued and vested under the company’s Retirement Plan and Supplemental Retirement Plan

•	The executive at his expense may participate in the retiree group health plan for medical coverage; the executive may elect to purchase dental coverage under COBRA

•	The executive receives a $15,000 group term life policy

•	The executive receives a lump sum payment for the executive universal life policy sufficient for it to be paid up at its December 31, 2006 value at age 65, to endow at age 95

Payments Made Upon Disability or Death

In the event of the death or disability of a named executive officer, in addition to the benefits listed above at Payments Made Upon Termination, and Payments Made Upon Retirement, the named executive officer will receive benefits under the company’s disability plan or payments under the company’s life insurance plan, as appropriate.

The disability benefits to executives are in two pieces. First, coverage under the company’s group disability plan at 50% of pre-disability earnings with a maximum annual benefit of $240,000 (on $480,000 earnings). This is taxable income to the recipient. Second, coverage under an individual policy issued to the executives to cover an additional 25% of pre-disability earnings with a maximum annual benefit of $90,000 (on $360,000 earnings). Executives recognize taxable income equal to the premium payment on this policy, resulting in the disability payments from the individual policy being not taxable income.

In the event of death of an executive, restricted stock grants would vest immediately as to a pro rata portion of the shares measured from the grant date to date of death, divided by the period from the grant date to the lapse date. Vesting in the event of death is not subject to performance goals.

In the event of death of an executive, the group life death benefit, and the executive universal life death benefit, would be paid to the beneficiary.

Potential Payments Upon Termination or Change of Control

			Involuntary
			Termination	Change-in-
		Involuntary	not for Cause	Control
		Termination -	(Including	(Involuntary &
James Noyce	Voluntary	for Cause	Good Reason)	Good Reason)	Retirement		Disability		Death

Base Salary	$	$	$1,350,000	$2,025,000	$		$		$
Bonus			1,080,000	1,620,000
“In the money” value of unexercisable options				313,957		313,957		313,957		313,957
Outstanding Unvested Restricted Stock				1,602,744		692,137		692,137		910,119
Retirement Plans:
Enhanced Benefit			806,047	1,313,898
Medical			23,487	35,231
Group Term Life			5,418	8,589						906,429
Executive UL			51,536	77,304						1,366,071
Excise tax gross up for change in control				3,247,129

Total	$	$	$3,316,488	$10,243,853		$1,006,094		$1,006,094		$3,496,576

			Involuntary
			Termination	Change-in-
		Involuntary	not for Cause	Control
		Termination -	(Including Good	(Involuntary &
James Brannen	Voluntary	for Cause	Reason)	Good Reason)	Retirement		Disability		Death

Base Salary	$	$	$740,000	$1,110,000	$		$		$
Bonus			370,000	555,000
“In the money” value of unexercisable options				68,088		68,088		68,088		68,088
Outstanding Unvested Restricted Stock				490,395		177,714		177,714		249,617
Retirement Plans:
Enhanced Benefit			199,364	257,801
Medical			23,487	35,231
Group Term Life			1,395	2,162						364,666
Executive UL			18,940	28,410						692,876
Excise tax gross up for change in control				1,173,150

Total	$	$	$1,353,186	$3,720,237		$245,802		$245,802		$1,375,247

			Involuntary
			Termination	Change-in-
		Involuntary	not for Cause	Control
		Termination -	(Including	(Involuntary &
Bruce Trost	Voluntary	for Cause	Good Reason)	Good Reason)	Retirement		Disability		Death

Base Salary	$	$	$745,710	$1,118,565	$		$		$
Bonus			372,855	559,283
“In the money” value of unexercisable options				73,799		73,799		73,799		73,799
Outstanding Unvested Restricted Stock				793,845		339,729		339,729		455,658
Retirement Plans:
Enhanced Benefit			139,430	205,267
Medical			19,114	28,671
Group Term Life			3,131	4,936						623,295
Executive UL(1)			24,514	36,771						495,270
Excise tax gross up for change in control				1,262,558

Total	$	$	$1,304.754	$4,083,695		$413,528		$413,528		1,648,022

			Involuntary
			Termination	Change-in-
		Involuntary	not for Cause	Control
		Termination -	(Including Good	(Involuntary &
JoAnn Rumelhart	Voluntary	for Cause	Reason)	Good Reason)	Retirement		Disability		Death

Base Salary	$	$	$185,088	$1,110,525	$		$		$
Bonus			92,544	555,263
“In the money” value of unexercisable options				203,480		203,480		203,480		203,480
Outstanding Unvested Restricted Stock				863,077		414,418		414,418		528,781
Retirement Plans:
Enhanced Benefit			821,057	837,474
Medical			2,327	13,963
Group Term Life			142	925						83,387
Executive UL			10,990	65,937						1,027,138
Excise tax gross up for change in control				1,569,582

Total	$	$	$1,112,147	$5,220,227		$617,898		$617,898		$1,842,786

			Involuntary
			Termination	Change-in-
		Involuntary	not for Cause	Control
		Termination -	(Including	(Involuntary &
John Paule	Voluntary	for Cause	Good Reason)	Good Reason)	Retirement		Disability		Death

Base Salary	$	$	$709,538	$1,064,307	$		$		$
Bonus			$354,769	$532,154
“In the money” value of unexercisable options				117,924		117,924		117,924		117,924
Outstanding Unvested Restricted Stock				755,896		325,911		325,911		435,515
Retirement Plans:
Enhanced Benefit			170,070	233,467
Medical			23,487	35,231
Group Term Life			549	858						88,876
Executive UL			38,748	58,122						975,431
Excise tax gross up for change in control				$1,229,723

Total	$	$	$1,297,161	$4,027,682		$443,835		$443,835		$1,617,746

				Involuntary
				Termination	Change-in-
			Involuntary	not for Cause	Control
			Termination -	(Including	(Involuntary &
Stephen Morain	Voluntary		for Cause	Good Reason)	Good Reason)	Retirement		Disability		Death

Base Salary	$		$	$	$1,303,773	$		$		$
Bonus					$456,321
“In the money” value of unexercisable options		115,140	115,140	115,140	115,140		115,140		115,140		115,140
Outstanding unvested restricted stock		245,871	245,871	245,871	529,794		245,871		245,871		317,791
Retirement Plans:
Enhanced Benefit					119,005
Medical					57,903
Group Term Life					1,820						456,674
Executive UL		151,472	151,472	151,472	151,472		151,472		151,472		1,110,040
Excise tax gross up for change in control					981,635

Total		$512,483	$512,483	$512,483	$3,716,863		$512,483		$512,483		$1,999,645

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review, approval or ratification of transactions with related parties

Pursuant to our Corporate Compliance Manual and Code of Conduct, all employees (including our named executive officers) who have, or whose immediate family members have, any direct or indirect financial or other participation in any business that supplies goods or services to, or is a customer of FBL Financial Group, are required to disclose those relationships to us prior to transacting such business. Our employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business would be denied if we believed that the employee’s interest in such business could influence decisions relative to our business, or have the potential to adversely affect our business or the objective performance of the employee’s work. Our Corporate Compliance Committee and Corporate Compliance Officer implement our Code of Conduct and related policies, and the Audit Committee of our Board is responsible for overseeing our Ethics and Compliance Program. Our Board members are also subject to compliance with our Code of Conduct. Our Code of Conduct is in writing. To obtain a copy, please see the “Corporate Governance” section above in this Proxy Statement.

The charter of the Audit Committee requires that it review with the independent accountants and management at each of its regular quarterly meetings any company transactions involving more than $120,000 where a direct or indirect material interest in the transaction is held by any director, executive officer, nominee for director, 5% shareholder, immediate family member of such person, or companies managed by the Company. The Audit Committee is directed to refer to the Board any transactions which it deems unfair to the Company. Additionally, the Company’s practice is that if the Audit Committee or Board believes a transaction with Farm Bureau Mutual is unfair to the Company, that a committee consisting of two independent directors of the Company and two directors of Farm Bureau Mutual who are independent of the Company will determine whether the transaction should be completed, and on what terms. The transactions listed below represent continuing relationships and contracts which have been reviewed by the Audit Committee from time to time over a period of years.

Organization of the Company

FBL is a holding company which markets individual life insurance policies and annuity contracts through distribution channels of our life insurance subsidiaries. The Farm Bureau Life distribution channel markets to Farm Bureau members and other individuals and businesses in the Midwestern and Western sections of the United States. EquiTrust Life markets individual annuity products through independent agents and brokers. In addition to writing direct insurance, we assume business through various coinsurance agreements. Our life insurance operations are complemented by non-insurance services we provide to third parties and affiliates. These include investment advisory, leasing, marketing and distribution services. In addition, we provide management and administrative services to two Farm Bureau affiliated property-casualty companies.

Management and Marketing Agreements

We have management agreements with Farm Bureau Mutual and other affiliates under which we provide general business, administrative and management services. For insurance companies, the management fee is equal to a percentage of premiums collected. For non-insurance companies, the management fee is equal to a percentage of expenses incurred. Fee income from Farm Bureau Mutual for these services during 2007 totaled $2,285,000. In addition, Farm Bureau Management Corporation, a wholly-owned subsidiary of the Iowa Farm Bureau Federation, provides certain management services to us under a separate arrangement. During 2007 we incurred related expenses totaling $1,046,000.

We have marketing agreements with the Farm Bureau property-casualty companies operating within our marketing territory, including Farm Bureau Mutual and another affiliate. Under the marketing agreements, the property-casualty companies are responsible for the development and management of our agency force for a fee. We paid $5,209,000 to Farm Bureau Mutual under this arrangement during 2007.

Relationship with Farm Bureau Organizations

American Farm Bureau Federation is a national federation of member organizations having as a major objective and purpose to promote, protect and represent the business, economic, social and educational interests of farmers and ranchers of the nation, and to develop agriculture, and a further objective to correlate Farm Bureau activities and strengthen member state Farm Bureau federations. Through a membership agreement, the Iowa Farm Bureau Federation (our principal shareholder) and similar state Farm Bureau federations throughout the country agree to cooperate in reaching these objectives.

American Farm Bureau Federation is the owner of the “Farm Bureau” and “FB” designations and related trademarks and service marks including the “FB design” which has been registered as a service mark with the U.S. Patent and Trademark Office. Under the state membership agreements, use of such trade names and marks in each state is restricted to members of the federation and their approved affiliates. We are licensed by the Iowa Farm Bureau Federation to use the “Farm Bureau” and “FB” designations in Iowa, and pursuant thereto, incurred royalty expense of $448,000 for 2007. Our subsidiaries have similar arrangements with Farm Bureau organizations in the other states of the market territory. Royalty expense incurred pursuant to these arrangements totaled $1,252,000. Royalty payments in 2007 in excess of $120,000 were made to the Farm Bureau organization in Kansas ($251,000).

Other Services, Transactions and Guarantees

We lease our home office properties under a 15-year operating lease from a wholly-owned subsidiary of the Iowa Farm Bureau Federation. Rent expense for the lease totaled $3,113,000 for 2007. This amount is net of $1,395,000 in amortization of the deferred gain on the exchange of our home office properties for common stock that took place on March 31, 1998.

We provide a number of services to, and receive certain services from, other Farm Bureau organizations, including the Iowa Farm Bureau Federation and Farm Bureau Mutual and their affiliates. The company providing such services is reimbursed based on an allocation of the cost of providing such services.

Farm Bureau Life and FBL Leasing Services, Inc. own aircraft that are available for use by our affiliates. In 2007, Farm Bureau Mutual paid us approximately $1,548,000 for use of such aircraft.

Through our subsidiary, FBL Leasing Services, Inc., we lease computer equipment, furniture and automobiles to other Farm Bureau organizations. In 2007, Farm Bureau Mutual paid approximately $10,604,000 and the Iowa Farm Bureau Federation paid approximately $1,106,000 under these leases.

Through our investment advisor subsidiary, EquiTrust Investment Management Services, Inc., we provide investment advice and related services. Farm Bureau Mutual paid us approximately $1,125,000 for these services.

Farm Bureau Mutual and other Farm Bureau organizations will, on occasion, enter into structured settlement arrangements with EquiTrust Assigned Benefit Company (ETABC), one of our indirect wholly-owned subsidiaries. For a fee, ETABC relieves Farm Bureau Mutual of its contractual obligations relating to a policyholder and funds payments to the policyholder with an annuity contract purchased from Farm Bureau Life. Premiums paid to us during 2007 under this arrangement totaled $2,319,000 from Farm Bureau Mutual and $753,000 from other Farm Bureau organizations.

PROPOSAL NUMBER TWO — APPROVAL OF AMENDMENTS TO THE 2006 CLASS A COMMON STOCK COMPENSATION PLAN TO DELETE THE AUTOMATIC EQUITY GRANTS TO NON-EMPLOYEE DIRECTORS AND TO INCREASE LIMITS ON SHARE ISSUANCES UNDER THE PLAN

Grants to Directors

Approval of this Proposal Number Two would result in a change in how we provide equity incentives to our non-employee directors, moving from our current plan of granting them options each January to a plan of granting them restricted stock each January. The proposal is part of a general change in compensation to our directors that was the result of a study by Mercer, compensation consultant to the Management Development and Compensation Committee, based on its report which indicated the directors’ compensation was below the 25th pcercentiile relative to the level of our peer group companies, both in cash compensation and in equity compensation. See, Compensation of Non-Employee Directors.

Section 11 of the 2006 Class A Common Stock Compensation Plan is a formula plan which automatically grants nonqualified stock options covering 4,000 shares of Class A common stock to the non-employee directors of FBL, and 2,000 options to the non-employee directors of our first tier subsidiaries. Currently only Farm Bureau Life is a first tier subsidiary with non-employee directors (who are not also directors of the Company). Upon approval of this proposal the Management Development and Compensation Committee would be able to determine from time to time the amount and nature of equity grants to the non-employee directors, without further approval of the shareholders. The Committee at this time intends that we would start granting the FBL non-employee directors restricted stock with a grant date value of $45,000 each January 15, and the non-employee directors of the first tier subsidiaries, restricted stock with a grant date value of $22,500. The restricted stock would vest one year after grant. If a director resigns or is otherwise not re-elected to the board (except for cause), the restrictions on the unvested shares would immediately cease.

The Board’s conclusion in recommending this proposal to the shareholders is that it increases the flexibility of the Committee in changing the amount and type of equity compensation payable to the directors as conditions change over time. The proposed increase in the amount of equity compensation payable to the directors may assist in retaining their services by making their equity compensation closer to peer company norms.

Future equity grants, including the proposed restricted stock grants, will be available to 11 FBL directors, and to approximately 16 directors of the first tier subsidiary. Persons serving on both of these boards will only receive the higher of the two annual grants.

Increase Limitation on Share Issuances

In addition to the restricted stock grants, we are proposing to amend a provision in Section 4 of the stock compensation plan which has limited the total number of shares available to any one person in any one year to 100,000 shares, whether in the form of options, stock grants, restricted stock, stock appreciation rights or restricted stock units. This limitation is in the plan to satisfy tax requirements that require a limit on the number of incentive stock options that can be issued to one person annually. That number has been in our 2006 plan since it was adopted, and was also in our 1996 stock compensation plan. Increases in market rate compensation to our executive officers over the years have made that limit a planning burden for the compensation committee. We recommend that the limit be increased to 300,000 shares per year, so that it will not artificially restrict the compensation decisions of our committee but will still serve its purpose of qualifying the incentive stock option grants under the plan for appropriate tax treatment.

Appendix A to this Proxy Statement is a full reprint of the 2006 Class A Common Stock Compensation Plan, marked to indicate the changes we propose.

YOUR BOARD UNANIMOUSLY RECOMMENDS YOUR VOTE FOR THE APPROVAL OF THE
AMENDMENTS TO THE 2006 CLASS A COMMON STOCK COMPENSATION PLAN.

PROPOSAL NUMBER THREE — APPROVAL OF PERFORMANCE TERMS USED IN INCENTIVE PAYMENTS, AND APPROVAL OF
MATERIAL TERMS OF MANAGEMENT PERFORMANCE PLAN.

Your “yes” vote to this Proposal Number Three will approve use of the terms described in Performance Terms, below, and will approve the material terms of the bonus plan described under Management Performance Plan, below. The result will be to allow us to continue to treat our annual cash bonuses and grants of restricted stock to certain officers as “performance based” compensation in determining our income tax obligations.

We intend that bonus payments under the Management Performance Plan and grants of restricted stock under the Stock Compensation Plan will be deductible under Internal Revenue Code Section 162(m) as performance based compensation. Section 162(m) denies to a publicly held corporation a deduction in determining its taxable income for “covered compensation” in excess of $1,000,000 paid in any taxable year to the Chief Executive Officer or other executive officers whose compensation is reported in the Proxy Statement. “Covered compensation” does not include amounts payable upon the attainment of performance goals established by a committee of outside directors if the material terms of the compensation are approved by the Company’s stockholders. For this reason, in order to comply with the requirements of Section 162(m) of the Internal Revenue Code, we are asking that the performance goals used in determining grants of restricted stock and the material terms of the Management Performance Plan, including the performance criteria used in determining annual bonus payments, be approved by the shareholders.

Performance Terms

The performance criteria used in determining if annual bonuses under the Management Performance Plan and grants of restricted stock under the Stock Compensation Plan should be paid or should become fully vested to any covered employee shall consist of objective tests based on one or more of the following: life insurance production, agent recruiting, expenses, earnings, cash flow, customer satisfaction, revenues, financial return ratios, market performance, shareholder return and/or value, operating profits, net profits, earnings per share, stock price, number of customer accounts, property/casualty production, property/casualty combined ratio, and changes between years or period that are determined with respect to any of the above-listed performance criteria. The performance period may extend over one to five calendar years, and may overlap one another, although no two performance periods may consist solely of the same calendar years. Performance criteria may be measured solely on a consolidated, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. The formula for any such award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures and any unusual, nonrecurring gain or loss, and will be based on accounting rules and related accounting policies and practices in effect on the date these awards are approved by the Management Development and Compensation Committee.

The Management Development and Compensation Committee has recently determined that no employee may receive an annual bonus under the Management Performance Plan in excess of $3,000,000, or a grant of restricted stock under the Stock Compensation Plan in any performance period with a grant date fair market value of more than $3,000,000. Previously its policy was to limit those items to a $1,000,000 annual maximum. Awards under these performance terms will be based upon the Company’s future performance, and no incentive compensation under these terms has yet been awarded or earned by any covered executive. Accordingly, the amount of incentive compensation to be paid in the future to the Company’s current and future covered employees under these terms cannot be determined at this time, as actual amounts will depend on the size of such awards, on actual performance and on the Management Development and Compensation Committee’s discretion to reduce such amounts. For an understanding of the size and structure of these awards in the past, see the Stock Awards and Non-Equity Incentive Plan Compensation columns of the Summary Compensation Table. Nothing in these terms precludes the Compensation Committee from making any payments or granting any awards whether or not such payments or awards qualify for tax deductibility under section 162(m).

Stock Compensation Plan

Our Class A Common Stock Compensation Plan is an omnibus equity compensation plan pursuant to which the board, or its compensation committee, may grant incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock bonuses or stock appreciation rights. The awards may be made to officers, employees, advisors and consultants to the company whose substantial contributions are essential to the continued growth and success of the company’s business, and also to the non-employee directors of the company and its first tier subsidiaries. Through 2003 grants were made only of incentive stock options and nonqualified stock options. In 2004 and 2005 the Compensation Committee began granting restricted stock to a group of 11 executive officers who constituted the management team. From 2006 similar grants have been made to a larger executive group of approximately 30 persons. The targeted equity compensation of such officers has been split in value, 50% to incentive and nonqualified options and 50% to restricted stock with performance qualifiers. The restricted stock grants made in 2004 fully vested in early 2007 as the 2006 earnings per share goals set by the committee were met. The restricted stock grants made in 2005 vested in early 2008 to the extent of 61.52% of the performance goals set by the committee, which included both earnings per share and return on equity for 2007. Similar goals apply to restricted stock grants made in 2006, 2007 and 2008. Approval by the shareholders of the performance criteria listed above will allow the Company to continue to treat compensation related to restricted stock grants as performance based for purposes of deducting expenses from taxable income.

Material terms of Management Performance Plan

The Management Performance Plan is part of the Company’s annual bonus arrangement for all full time employees, differing primarily in the percentage of eligible earnings targeted to be paid as a bonus for each plan year. The participants in the Management Performance Plan are management level employees and officers. The participants currently number approximately 190.

The Board of Directors annually establishes five to eight corporate goals. See the preceding list of performance terms which may be used as goals from time to time. Typically, the goals include such significant areas of annual achievement as life business production, expenses, earnings, increased number of property/casualty customer accounts, and affiliated property/casualty business production.

The goals are weighted equally, and each represents from one-fifth to one-eighth of the total bonus computation, depending upon the number of goals for a particular year. Each goal is measured separately to determine its attainment level and contribution to the total bonus, then all are combined to determine the amount of the target bonus that will be paid. A minimum attainment level of 75% (“threshold”) of a goal is required for payment under a particular goal. The performance incentive percentage for each goal increases for achievement above threshold to a maximum attainment level of 150% (“cap”). The Board may vary the percentages needed to achieve threshold or cap in its discretion.

Bonus payments are targeted at various levels, which the Compensation Committee and Board of Directors may adjust from year to year. For 2008 the bonus targets as a percentage of eligible earnings range from 12% for managers, 15% for first level Vice Presidents, 33% for executive group Vice Presidents, 45% to 50% for certain management team members, 60% for the CFO and the Executive Vice Presidents, and 90% for the Chief Executive Officer. That is the percentage of eligible earnings payable if all goals were attained at 100%. For the managers, first level Vice Presidents and executive group Vice Presidents, actual bonus percentages could vary from zero, if none of the goals reach the threshold performance level, to 75% at the threshold minimum attainment level, to 150% of target if the cap performance of all goals are met. For the management team, including the named executive officers, as part of the Compensation Committee’s recent movement to put more executive compensation dollars at risk of performance, the range is broader. Actual bonus percentages could vary from zero, if threshold is not met, to 50% at the threshold minimum attainment level, to twice the target level if the cap performance of all goals are met.

YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to assist the Board in its general oversight of FBL’s financial reporting, internal controls, compliance and audit functions. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee. The Charter is available on the Company’s website, www.fblfinancial.com. The Audit Committee is comprised solely of independent directors as defined by the listing standards of the NYSE.

The Audit Committee is responsible for hiring the independent registered public accounting firm. Ernst & Young LLP has served as such for a number of years. The engagement letter with Ernst & Young LLP for 2008 states that disputes between the parties will be resolved by mediation or arbitration, as opposed to litigation, and prohibits awards of punitive damages by arbitrators.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP. Management is responsible for the preparation, presentation and integrity of FBL’s financial statements, accounting and financial reporting principles, establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating the effectiveness of internal control over financial reporting, and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting.

Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U. S. generally accepted accounting principles, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

During the course of 2007, management continued the evaluation of FBL’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Committee received periodic updates provided by management and Ernst & Young LLP at each regularly scheduled Committee meeting. At the conclusion of the year, the Committee reviewed management’s report on the effectiveness of the Company’s internal control over financial reporting.

The Committee also reviewed the report of management contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm on Internal Controls Over Financial Reporting and its Report of Independent Registered Public Accounting Firm on Consolidated Financial Statements, both included in the Company’s Annual Report on Form 10-K related to its audit of (i) the effectiveness of internal control over financial reporting and (ii) the consolidated financial statements and financial statement schedules. The Committee continues to oversee FBL’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2008.

The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards 114, “The Auditor’s Communication with Those Charged with Governance” and PCAOB Auditing Standard No. 5, “An Audit of Internal Control Over Financial Reporting That Is Integrated with An Audit of Financial Statements.” In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with Ernst & Young LLP the firm’s independence.

Based on the committee’s review of the consolidated financial statements and discussions with and representations from management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that FBL’s audited consolidated financial statements be included in FBL’s Annual Report on Form 10-K for fiscal year 2007, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Paul E. Larson, Chair
Jerry L. Chicoine
Robert H. Hanson

PROPOSAL NUMBER FOUR — RATIFICATION OF THE APPOINTMENT OF THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed, and the Board has approved, Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2008. You are being asked to ratify this action of the Audit Committee. Should you not ratify the Audit Committee’s action, it will review the matter, and may make such decision as it believes appropriate, consistent with its role as the sole body responsible for appointing the Independent Registered Public Accounting Firm. That decision may include retaining the Independent Registered Public Accounting Firm despite not receiving your ratification, or dismissing the firm at any time if conditions warrant.

Ernst & Young LLP provided audit and other services during 2007 and 2006 for fees totaling $1,467,700 and $1,388,000, respectively. This included the following fees:

Audit Fees:  $1,267,500 and $1,230,000, respectively, for the annual audit of the Company’s consolidated financial statements and review of interim financial statements in the Company’s Reports on Form 10-Q;

Audit Related Fees:  $60,300 and $57,000, respectively, primarily for employee benefit plan audits;

Tax Related Fees:  $22,400 and $22,000, respectively, for tax compliance, tax consulting and tax planning;

All Other Fees:  $0 and $0, respectively.

The Company’s policy as reflected in the Audit Committee Charter which can be found on our website at www.fblfinancial.com, is that all services provided by the Company’s Independent Registered Public Accounting Firm, and fees for such services, must be approved in advance by the Audit Committee. The committee has determined to grant general pre-approval authority for tax services that are routine and recurring, and would not impair the independence of the Independent Registered Public Accounting Firm, of $5,000 per engagement and $35,000 in total for the calendar year, and for other services that are routine and recurring, and would not impair the independence of the Independent Registered Public Accounting Firm, of $10,000 per engagement and $40,000 in total for audit services, and $10,000 per engagement and $40,000 in total for audit related services. Engagements exceeding those limits require specific pre-approval. The Audit Committee reviews with Ernst & Young LLP whether the non-audit services to be provided are compatible with maintaining their independence. Permissible non-audit services are usually limited to fees for tax services, accounting assistance or audits in connection with acquisitions, and other services specifically related to accounting or audit matters such as audits of employee benefit plans.

Representatives of Ernst & Young LLP will be present at the meeting, will be available to respond to questions and may make a statement if they so desire.

YOUR BOARD UNANIMOUSLY RECOMMENDS YOUR VOTE FOR
THE RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2008.

Abstentions or votes withheld on any of the proposals will be treated as present at the meeting for purposes of determining a quorum, but will not be counted as votes cast.

APPENDIX A

FBL Financial Group, Inc.

2006 Class A Common Stock Compensation Plan

Effective Date: May 17, 2006 As Amended May 14, 2008

FBL FINANCIAL GROUP, INC.
2006 CLASS A COMMON STOCK COMPENSATION PLAN

1. PURPOSE.  The purpose of the Plan is to provide additional incentive to those officers, employees, advisors and consultants of the Company and its Subsidiaries whose substantial contributions are essential to the continued growth and success of the Company’s business in order to strengthen their commitment to the Company and its Subsidiaries, to motivate them to faithfully and diligently perform their assigned responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. An additional purpose of the Plan is to build a proprietary interest among the Non-Employee Directors of the Company and its First Tier Subsidiaries and thereby secure for the Company’s stockholders the benefits associated with common stock ownership by those who will oversee the Company’s future growth and success. To accomplish such purposes, the Plan provides that the Company may grant Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Bonuses or Stock Appreciation Rights. The provisions of the Plan are intended to satisfy the requirements of Section 16(b) of the Exchange Act.

2. DEFINITIONS.  For purposes of this Plan:

(a) “Advisor” or “Consultant” means an advisor or consultant who is an independent contractor with respect to the Company or a Subsidiary, and who provides bona fide services (other than in connection with the offer or sale of securities in a capital raising transaction) to the executive officers or Board of Directors with regard to major functions, portions or operations of the Company’s business; who is not an employee, officer, director or holder of more than 10% of the outstanding voting securities of the Company, and whose services the Committee determines is of vital importance to the overall success of the Company.

(b) “Agreement” means the written agreement evidencing the grant of an Award and setting forth the terms and conditions thereof.

(c) “Award” means, individually or collectively, a grant under this Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Stock Bonuses.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Capitalization” means any increase, reduction, or change or exchange of Shares for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of Shares, repurchase of Shares, change in corporate structure or otherwise.

(f) “Change in Control” means one of the following events:

(i) any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, or any corporation owned, directly or indirectly, by the stockholders of the Company, in substantially the same proportions as their ownership of stock of the Company, acquires “beneficial ownership” (as defined in rule 13d-3 under the Exchange Act) of securities representing 35% of the combined voting power of the Company; or

(ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors (other than any director designated by a person who has entered into an agreement with the company to effect a transaction described in subsections 2(f)(i), 2(f)(iii), or 2(f)(iv) of this Plan) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) a merger approved by the stockholders of the Company is consummated, other than (A) a merger that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, at least 50% of the combined voting power of all classes of stock of the Company or such surviving entity outstanding immediately after such merger or (B) a merger effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or a sale of all or substantially all of the assets of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Management Development and Compensation Committee of the Board or any other committee which may be appointed by the Board to administer the Plan to perform the functions set forth herein. Any such committee must be comprised entirely of independent directors, as the term “independent” is defined in the rules of the New York Stock Exchange.

(i) “Company” means FBL Financial Group, Inc., an Iowa corporation, or any successor thereto.

(j) “Disability” means the inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) months.

(k) “Effective Date of this Plan” shall be the later of May 17, 2006 or the date the Plan is approved by the Stockholders.

(l) “Eligible Employee” means any officer, employee, advisor or consultant of the Company or a Subsidiary of the Company designated by the Committee as eligible to receive Awards subject to the conditions set forth herein.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Executive Officer” shall mean an officer of the Company who is required to file reports under Section 16 of the Exchange Act.

(o) “Fair Market Value” means the fair market value of the Shares as determined by the Committee in its sole discretion; provided, however, that (A) if the Shares are then admitted to trading on a national securities exchange, the Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or other comparable quotation system and have been designated as a National Market System (“NMS”) security, the Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported or (C) if the Shares are admitted to quotation on NASDAQ and have not been designated an NMS security, the Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the shares on such system on such date.

(p) “First Tier Subsidiary” means a corporation 50% or more of whose stock possessing voting power is owned directly by the Company.

(q) “Incentive Stock Option” means an Option within the meaning of Section 422 of the Code.

(r) “Non-Employee Director” means a member of the Board or a member of the board of directors of a First Tier Subsidiary, who is not an employee of the Company or a Subsidiary.

(s) “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

(t) “Option” means an Incentive Stock Option, a Nonqualified Stock Option, or either or both of them, as the context requires.

(u) “Participant” means a person to whom an Award has been granted under the Plan.

(v) “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock or Restricted Stock Units is restricted in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion), and is subject to a substantial risk of forfeiture, as provided in Sections 9 and 10 below.

(w) “Plan” means the FBL Financial Group, Inc. 2006 Class A Common Stock Compensation Plan, as amended from time to time.

(aa) “Restricted Stock” means a Stock Award granted to a Participant pursuant to Section 9 below which the Committee has determined should be subject to one or more restrictions on transfer for a specified Period of Restriction.

(bb) “Restricted Stock Unit” means a contractual right granted to a Participant under this Plan to receive a Share (or cash equivalent) which the Committee has determined has subject to one or more restrictions or transfer for a specified Period of Restriction.

(cc) “Retirement” means termination of employment of a Participant by the Company (other than as a result of death or Disability) if the Participant is (i) at least 55 years of age and has at least ten years of ’credited employment’ as defined in the Iowa Farm Bureau Federation and Affiliated Companies Retirement Plan, or (ii) is at least 65 years of age.

(dd) “Securities Act” means the Securities Act of 1933, as amended.

(ee) “Shares” means shares of the Class A Common Stock, without par value of the Company (including any new, additional or different stock or securities resulting from a Change in Capitalization), as the case may be.

(ff) “Stock Appreciation Right” means a right to receive all or some portion of the increase in the value of Shares as provided in Section 7 hereof.

(gg) “Stock Bonus” shall mean a grant of Shares to an Employee, Advisor or Consultant pursuant to Section 9 below.

(hh) “Subsidiary” means any corporation in a descending, unbroken chain of corporations, beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(ii) “Ten-Percent Stockholder” means an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to such Eligible Employee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a parent or a Subsidiary within the meaning of Sections 424(e) and 424(f), respectively, of the Code.

3. ADMINISTRATION.

(a) The Plan shall be administered by the Committee, which Committee shall at all times satisfy the provisions of Rule 16b-3 under the Exchange Act. The Committee shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of a quorum may authorize any action. Any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, Options, Restricted Stock, Restricted Stock Units or Stock Appreciation Rights, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation. The Company shall pay all expenses incurred in the administration of the Plan. Notwithstanding any provision of this Plan to the contrary, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or part.

(b) Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(i) to determine those Eligible Employees to whom Awards shall be granted under the Plan and the number of Shares subject to such Awards to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Award, including the purchase price per share of each Award, and the forfeiture provisions, if any, if the Employee leaves the employment of the Company or a Subsidiary within a prescribed time or acts against the interests of the Company within a prescribed time;

(ii) to construe and interpret the Plan, the Awards granted hereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, and (subject to the provisions of Section 13 below) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company or a Subsidiary, and the Participants, as the case may be;

(iii) to determine the duration and purposes for leaves of absence which may be granted to a Participant without constituting a termination of employment or service for purposes of the Plan; and

(iv) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

(c) Unless otherwise authorized by the shareholders of the Company, the Committee shall not authorize the amendment of any outstanding stock option or stock appreciation right to reduce the exercise price.

d) No stock option or stock appreciation right shall be cancelled and replaced with awards having a lower exercise price without the prior approval of the shareholders of the Company. This provision is intended to prohibit the repricing of “underwater” stock options and stock appreciation rights.

4.	STOCK SUBJECT TO PLAN.

(a) The maximum number of shares that may be issued or transferred pursuant to Awards granted under this Plan is five million (5,000,000) (or the number and kind of shares of stock or other securities that are substituted for those Shares or to which those Shares are adjusted upon a Change in Capitalization), and the Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares, such number of Shares as shall be determined by the Board. Notwithstanding any other provision to the contrary, no Participant may be awarded a grant in any one year, which, when added to any other grant of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Stock Bonuses in the same year, shall exceed 300,000 Shares. If an Option is canceled, the canceled Option continues to count against the maximum number of Shares for which Options may be granted to a Participant in any year.

(b) Whenever any outstanding Award or portion thereof expires, is canceled or is otherwise terminated (other than by exercise of the Award), the Shares allocable to the unexercised portion of such Award may again be the subject of Awards hereunder, to the extent permitted by Rule 16b-3 under the Exchange Act.

5. ELIGIBILITY.  Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Employees who will receive Awards.

6. OPTIONS.  The Committee may grant Options in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. Each Option and Agreement shall be subject to the following conditions:

(a) Purchase Price.  The purchase price or the manner in which the purchase price is to be determined for Shares under each Option shall be set forth in the Agreement; provided, however, that the purchase price per Share under each Nonqualified Stock Option shall not be less than 85% of the Fair Market Value of a Share at the time the Option is granted, 100% in the case of an Incentive Stock Option generally and 110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder.

(b) Duration.  Options granted hereunder shall be for such term as the Committee shall determine; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder). The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

(c) Non-transferability.  No Option granted hereunder shall be transferable by the Participant to whom such Option is granted otherwise than (i) except for an Incentive Stock Option, by gift, to an immediate family member or members, or to a partnership or limited liability company consisting only of immediate family members, or to a trust solely for the benefit of the Participant and/or immediate family members, (a “donee” or “assignee”), (ii) by will or the laws of descent and distribution, or (iii) pursuant to a qualified domestic relations order as defined in the Code, and an Option may be exercised during the lifetime of such Participant only by the Participant, the Participant’s donee, or such Participant’s guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs, donees and successors of the Participant.

(d) Vesting.  Subject to subsection 6(e) below, unless otherwise set forth in the Agreement, each Option shall become exercisable upon the earlier of (i) as to all of the Shares covered by the Option on the death, Retirement or Disability of the Participant; or (ii) as to 20 percent of the Shares covered by the Option on the first anniversary of the date the Option was granted and as to an additional 20 percent of the Shares covered by the Option on each of the following four (4) anniversaries of such date of grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may accelerate the exercisability of any Option or portion thereof at any time.

(e) Accelerated Vesting.  Notwithstanding the provisions of subsection 6(d) above, each Option granted to a Participant shall become immediately exercisable in full upon the occurrence of a Change in Control.

(f) Termination of Employment.  In the event that a Participant ceases to be employed by the Company or any Subsidiary, any outstanding Options held by such Participant shall, unless this Plan or the Agreement evidencing such Option provides otherwise, terminate as follows:

(i) If the Participant’s termination of employment is due to his death, Disability, or Retirement, the Option shall be exercisable for a period of three (3) years following such termination of employment, and shall thereafter terminate; and

(ii) If the Participant’s termination of employment is for any other reason (including a Participant’s ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), the Option (to the extent exercisable at the time of the Participant’s termination of employment) shall be exercisable for a period of thirty (30) days following such termination of employment, and shall thereafter terminate.

Notwithstanding the foregoing, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(f), but in no event beyond the term of the Option.

(g) Method of Exercise.  The exercise of an Option shall be made only by a written notice delivered to the Secretary of the Company at the Company’s principal executive office, specifying the number of shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise in cash, by check, or, at the discretion of the Committee and upon such terms and conditions as the Committee shall approve, by transferring Shares to the Company or by such other method as the Committee may determine. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Option or the Agreement evidencing any Stock Appreciation Right to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Participant. Not less than 100 Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

(h) Rights of Participants.  No Participant shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Participant, and (iii) the Participant’s name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Participant shall have full voting, dividend and other ownership rights with respect to such Shares.

7. STOCK APPRECIATION RIGHTS.  The Committee may, in its discretion, grant a Stock Appreciation Right alone (a “Free Standing Stock Appreciation Right”) or in conjunction with the grant of an Option (a “Related Stock Appreciation Right”), in either case, in accordance with the Plan, and the terms and conditions of such Stock Appreciation Right shall be set forth in an Agreement. A Related Stock Appreciation Right shall cover the same Shares covered by the related Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 7 be subject to the same terms and conditions as the related Option.

(a)  Grant of Stock Appreciation Rights.

(i) Time of Grant of Related Stock Appreciation Right.  A Related Stock Appreciation Right may be granted either at the time of grant, or at any time thereafter during the term of the Option; provided, however, that Related Stock Appreciation Rights related to Incentive Stock Options may only be granted at the time of grant of the Option.

(ii) Purchase Price.  The purchase price or the manner in which the purchase price is to be determined for Shares covered by each Free Standing Stock Appreciation Right shall be set forth in the Agreement; provided, however, that the purchase price per Share under each Free Standing Stock Appreciation Right shall not be less than 85% of the Fair Market Value of a Share at the time the Free Standing Stock Appreciation Right is granted. The purchase price or the manner in which the purchase price is to be determined for Shares covered by each Related Stock Appreciation Right shall be set forth in the Agreement for the related Option.

(iii) Payment.  A Stock Appreciation Right shall entitle the holder thereof, upon exercise of the Stock Appreciation Right or any portion thereof, to receive payment of the amount computed pursuant to Section 7 (a) (vi) below.

(iv) Exercise.  Free Standing Stock Appreciation Rights generally will be exercisable at such time or times, and may be subject to such other terms and conditions, as shall be determined by the Committee, in its discretion, and such terms and conditions shall be set forth in the Agreement; provided, however, that no Free Standing Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date it is granted. No Free Standing Stock Appreciation Right granted hereunder shall be transferable by the Participant to whom such right is granted otherwise than by will or the laws of descent and distribution, and a Free Standing Stock Appreciation Right may be exercised during the lifetime of such Participant only by the Participant or such Participant’s guardian or legal representative. The terms of such Free Standing Stock Appreciation Right shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

Subject to subsection 7(a)(v) below, a Related Stock Appreciation Right shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Related Stock Appreciation Right granted in conjunction with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option.

(v) Accelerated Vesting.  Notwithstanding the provisions of subsection 7(a)(iv) above, each Stock Appreciation Right granted to a Participant shall become immediately exercisable in full upon the occurrence of a Change in Control.

(vi)  Amount Payable.  Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a Share on the date of exercise of such Stock Appreciation Right over (i) with respect to a Related Stock Appreciation Right, the per Share purchase price under the related Option, and (ii) with respect to a Free Standing Stock Appreciation Right, the per Share purchase price set forth in the Agreement by (B) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit at the time it is granted.

(vii)  Treatment of Related Options and Related Stock Appreciation Rights Upon Exercise.  Upon the exercise of a Related Stock Appreciation Right, the related Option shall be canceled to the extent of the number of Shares as to which the Related Stock Appreciation Right is exercised and upon the exercise of an Option granted in conjunction with a Related Stock Appreciation Right, the Related Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the related Option is exercised or surrendered.

(b) Method of Exercise.  Stock Appreciation Rights shall be exercised by a Participant only by a written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal executive office, specifying the number of Shares with respect to which the Stock Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Stock Appreciation Right being exercised and with respect to a Related Stock Appreciation Right, the Agreement evidencing any related Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement or Agreements to the Participant.

(c) Form of Payment.  Payment of the amount determined under Sections 7(a)(vi) above may be made solely in whole Shares in a number determined based upon their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and Shares as the Committee deems advisable. In the event that a Stock Appreciation Right is exercised within the sixty-day period following a Change in Control, any amount payable shall be solely in cash. If the Committee decides to make full payment in Shares, and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

(a) In the event of a Change of Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the maximum number and class of shares of stock with respect to which Awards may be granted under the Plan, and to the number and class of shares of stock as to which Awards have been granted under the Plan, and the purchase price therefor, if applicable.

(b) Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

9. STOCK BONUSES AND RESTRICTED STOCK.

(a) Grant of Stock Bonuses.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares to Employees, Advisors and Consultants either outright or subject to such restrictions as the Committee shall determine pursuant to this Section 9, and in such amounts as the Committee shall determine.

(b) Restricted Stock Agreement.  If the Committee grants Shares subject to restrictions, each such grant shall be evidenced by a Restricted Stock Agreement that shall specify the Period of Restriction, or Periods, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

(c) Transferability.  Except as provided in this Section 9, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. However, in no event may any Restricted Stock granted under this Plan to an Executive Officer or Director become vested in a Participant prior to twelve (12) months following the date of its grant. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only by such Participant.

(d) Other Restrictions.  The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions based upon the achievement of specific (Company-wide, divisional, and/or individual) performance goals, and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(e) Certificate Legend.  In addition to any legends placed on certificates pursuant to subsection 9(d), each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the FBL Financial Group, Inc. 2006 Class A Common Stock Compensation Plan and in a Restricted Stock Agreement dated          . A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of FBL Financial Group, Inc.”

(f) Removal of Restrictions.  Except as otherwise provided in this Section, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by subsection 9(e) removed from his Stock certificate.

(g) Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise voting rights, if any, with respect to those Shares.

(h) Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares of Stock, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(i) Termination of Employment.  In the event that a Participant experiences a termination of employment with the Company for any reason, including death, Disability, or Retirement, (as defined herein or under the then-established rules of the Company), any and all of the Participant’s Shares of Restricted Stock still subject to restrictions as of the date of termination shall automatically be forfeited and returned to the Company; provided, however, that the Committee, in its sole discretion, may waive the restrictions remaining on any or all Shares of Restricted Stock, pursuant to this Section 9, and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.

10. RESTRICTED STOCK UNITS.

(a) Grants of Restricted Stock Units.  A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Committee in the Stock Incentive Agreement evidencing such award. Restricted Stock Units issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate. The Committee may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units that vest on the attainment of performance goals determined by the Committee, and must have the attainment of such performance goals certified in writing by the Committee as a condition to vesting.

(b) Vesting of Restricted Stock Units.  The Committee shall establish the vesting schedule applicable to Restricted Stock Units and shall specify the times, vesting and performance goal requirements. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Restricted Stock Units subject to such grant shall remain subject to forfeiture.

(c) Termination of Employment.  If the Participant’s employment with the Company and/or a Subsidiary ends before the Restricted Stock Units vest, the Participant shall forfeit all unvested Restricted Stock Units, unless the termination is a result of the occurrence of a death, Disability or Retirement, or the Committee determines that the Participant’s unvested Restricted Stock Units shall vest as of the date of such event; provided, however, the Committee may grant Restricted Stock Units precluding such accelerated vesting.

(d) Death, Disability and Retirement.  In the event the death, Disability or Retirement of a Participant occurs before the date or dates on which Restricted Stock Units vest, the expiration of the applicable restrictions (other than restrictions based on performance criteria) shall be accelerated and the Participant shall be entitled to receive the Shares free of all such restrictions. In the case of Restricted Stock Units which are based on performance criteria, then as of the date of death, Disability or Retirement, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date of death, Disability or Retirement; provided, however, the Committee may grant Restricted Stock Units precluding such partial awards. All other Shares subject to such Restricted Stock Units shall be forfeited and returned to the Company as of the date of death, Disability or retirement.

(e) Acceleration of Award.  Notwithstanding anything to the contrary in this Plan, the Committee shall have the power to permit, in its sole discretion, an acceleration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Restricted Stock Units awarded to a Participant; provided, however, the Committee may grant Restricted Stock Units precluding such accelerated vesting.

(f) Necessity of Agreement.  Each grant of Restricted Stock Unit(s) shall be evidenced by an Agreement that shall specify the terms, conditions and restrictions regarding the Participant’s right to receive Share(s) in the future, and shall incorporate such other terms and conditions as the Committee, acting in its sole discretion, deems consistent with the terms of this Plan.

(g) Transferability of Restricted Stock Units.  Except as otherwise provided in a Participant’s Agreement, no Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution.

(h) Voting, Dividend & Other Rights.  Unless the applicable Agreement provides otherwise, holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units, and, unless the applicable Stock Incentive Agreement provides otherwise, the holder of a Restricted Stock Unit shall not be entitled to any dividend or dividend equivalents.

11. NON-EMPLOYEE DIRECTOR EQUITY GRANTS.

(a) General. From and after the 2008 annual meeting of shareholders through the cessation of this Plan, a total of 500,000 shares under this Plan shall be made available for grants of equity interests to the Non-

Employee Directors of the Company and of its First Tier Subsidiaries. Grants shall be made and administered by the Committee. Grants shall be made in writing in a form approved by the Committee.

(b) Interpretation. Except as set forth in this Section 11, the other provisions of the Plan shall apply to grants of equity instruments to Non-Employee Directors to the extent not inconsistent with this Section and not inconsistent with the legal requirements applicable to the Non-Employee Directors. For purposes of interpreting requirements of the Plan, a Non-Employee Director’s service as a member of the Board of Directors of the Company or of a First Tier Subsidiary shall be deemed to be employment with the Company or its Subsidiaries.

(c) Equity Instruments Defined. As used in this Section 11, equity instruments include any nonqualified stock option (but not incentive stock options), stock, stock appreciation right, restricted stock, restricted stock unit, or any other form of grant measured by shares of Class A Common Stock that may be available under the Plan from time to time.

(d) Declining Awards. Notwithstanding any grants of equity interests to a Non-Employee Director under this Section 11, a Non-Employee Director may elect, at any time before the award would otherwise be made, to decline an award under this Plan or to revoke a previous election to decline grants hereunder. A Non-Employee Director who elects to decline the grants made available under this Plan shall receive nothing in lieu of such awards (either at the time of such election or at any time thereafter).

12. RELEASE OF FINANCIAL INFORMATION.  A copy of the Company’s annual report to stockholders shall be delivered to each Participant if and at the time any such report is distributed to the Company’s stockholders. Upon request by any Participant, the Company shall furnish to such Participant a copy of its most recent annual report and each quarterly report and current report filed under the Exchange Act since the end of the Company’s prior fiscal year.

13. TERMINATION AND AMENDMENT OF THE PLAN.  The Plan shall terminate on the day preceding the tenth anniversary of its Effective Date, except with respect to Awards outstanding on such date, and no Awards may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as provided in Section 8 hereof, no amendment shall be effective unless approved by the stockholders of the Company where stockholder approval of such amendment is required (a) to comply with Rule 16b-3 under the Exchange Act subsequent to the Registration Date or (b) to comply with any other law, regulation or stock exchange rule. Notwithstanding anything in this Section 13 to the contrary, Section 11 relating to Options for Non Employee Directors shall not be amended more than once in any six-month period, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules or regulations thereunder.

Except as provided in Section 8 hereof, rights and obligations under any Award granted before any amendment of the Plan shall not be adversely altered or impaired by such amendment, except with the consent of the Participant.

14. NON-EXCLUSIVITY OF THE PLAN.  The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15. LIMITATION OF LIABILITY.  As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any employee any right to be granted an Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company or its Subsidiaries to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company, or its Subsidiaries, will employ any person in any particular position, at any particular rate of compensation or for any particular period of time.

16. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

(a) This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Iowa.

(b) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(c) Any provisions of the Plan inconsistent with Rule l6b-3 under Exchange Act shall be inoperative and shall not affect the validity of the Plan.

(d) Except as otherwise provided in Section 13, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Participants granted Incentive Stock Options, the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

(e) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

(f) In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired by such Participant are acquired for investment only and not with a view to distribution.

17. MISCELLANEOUS.

(a) Multiple Agreements.  The terms of each Award may differ from other Awards granted under the Plan at the same time, or at any other time. Subject to Section 3(c) and (d), the Committee may also grant more than one Award to a given Participant during the term of the Plan, either in addition to, or in substitution for, one or more Awards previously granted to that Participant. The grant of multiple Awards may be evidenced by a single Agreement or multiple Agreements, as determined by the Committee.

(b) Withholding of Taxes.  The Company shall have the right to deduct from any payment of cash to any Participant an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Award. Notwithstanding anything to the contrary contained herein, if a Participant is entitled to receive Shares upon exercise of an Option or Stock Appreciation Right, the Company shall have the right to require such Participant, prior to the delivery of such Shares, to pay to the Company the amount of any federal, state or local income taxes and other amounts that the Company is required by law to withhold. Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value, on the date the tax is to be determined, equal to the amount required to be withheld. All elections shall be irrevocable, and be made in writing, signed by the Participant in advance of the day that the transaction becomes taxable. The Agreement evidencing any Incentive Stock Options granted under this Plan shall provide that if the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Participant pursuant to such Participant’s exercise of the Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of transfer of the Share or Shares to the Participant pursuant to the exercise of such Option, such Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts that the Company informs the Participant the Company is required to withhold.

(c) Designation of Beneficiary.  Each Participant may, with the consent of the Committee, designate a person or persons to receive in the event of such Participant’s death, any Award or any amount of Shares payable pursuant thereto, to which such Participant would then be entitled. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked or changed in writing. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Options, Stock Appreciation Rights, Restricted Stock and/or amounts payable to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Options, Stock Appreciation Rights, Restricted Stock and/or amounts payable to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(d) Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

(e) Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(f) Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18. EFFECTIVE DATE. This Plan shall become effective on the Effective Date of this Plan.

FBL Financial Group, Inc.
March 31, 2008
Dear Shareholder:
     The annual meeting of Shareholders of FBL Financial Group, Inc. will be held at the principal executive offices of the Corporation at 5400 University Avenue, West Des Moines, Iowa at 9:00 a.m. on Wednesday, May 14, 2008. At the meeting the Class A Shareholders will elect eight directors, Class B Shareholders will elect five directors, and the shareholders will act on three other proposals which your Board of Directors believes are important to the continued progress of the Company.
     It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.

(Detach Proxy Form Here)

This proxy will be voted “FOR” items 1, 2, 3 and 4 if no instruction to the contrary is indicated. If any other business is presented at the meeting, this proxy will be voted in accordance with the recommendation of Management.

Dated:	, 2008

Please sign name or names as appearing on this proxy. If signing as a representative, please indicate capacity.

(Detach Proxy Form Here)

PROXY
CLASS A COMMON SHAREHOLDERS
FBL FINANCIAL GROUP, INC.
Annual Meeting May 14, 2008
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION
     The undersigned Class A shareholder of FBL Financial Group, Inc., an Iowa corporation, appoints Craig A. Lang and James W. Noyce, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the annual meeting of its shareholders to be held at the principal executive offices of the Corporation at 5400 University Avenue, West Des Moines, Iowa, on May 14, 2008, at 9:00 a.m. and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:
1. Election of Class A Directors:
     ☐  FOR all nominees listed below (except as marked to the contrary below)
     ☐  WITHHOLD AUTHORITY to vote for all nominees listed below
Jerry L. Chicoine, Tim H. Gill, Robert H. Hanson, Paul E. Larson, Edward W. Mehrer, James W. Noyce, Kim M. Robak, John E. Walker
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.

2.	Approve Amendments to the 2006 Class A Common Stock Compensation Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Approve performance terms of incentive compensation plans, including approving material terms of the Management Performance Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN
4.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company. ☐ FOR ☐ AGAINST ☐ ABSTAIN

5.	On any other matter that may be submitted to a vote of shareholders.
(YOU ARE REQUESTED TO COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY)